QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
Watson Wyatt & Company Holdings
(Name of Registrant as Specified in Its Charter)
Watson Wyatt & Company Holdings
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Watson Wyatt & Company Holdings

1717 H Street, N.W.
Washington, D.C. 20006
Telephone: 202-715-7000
Fax: 202-715-7960

October 5, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend our Annual Meeting of Stockholders that will be held this year at the Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817 on Monday, November 5, 2001 at 9:30 a.m. (EST). On the following pages you will find the notice of Annual Meeting of Stockholders and the accompanying proxy statement.

    Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Accordingly, please return your proxy in accordance with the directions on the proxy card as soon as possible.

Sincerely,

John J. Haley
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 5, 2001

    The second Annual Meeting of Stockholders of Watson Wyatt & Company Holdings (the "Company" or "Watson Wyatt"), a Delaware corporation, will be held on Monday, November 5, 2001 at 9:30 a.m. (EST), at the Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, for the following purposes:

  I.
  To elect five Class I members of the board of directors of the Company to serve for a three-year term, expiring at the 2004 Annual Meeting of Stockholders or until the election and qualification of their successors (Proposal 1);

  II.
  To consider and vote on a proposal to approve the adoption of the 2001 Employee Stock Purchase Plan ("ESPP") (Proposal 2);

  III.
  To consider and vote on a proposal to approve the adoption of the 2001 Deferred Stock Unit Plan for Selected Employees, a stock-based long-term incentive plan (the "Stock Unit Plan") (Proposal 3);

  IV.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002 (Proposal 4); and

  V.
  To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

    The close of business on September 28, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

    WE STRONGLY URGE YOU TO REVIEW THE PROXY STATEMENT AND TO COMPLETE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

    TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE, OR VOTE YOUR PROXY IN ACCORDANCE WITH THE DIRECTIONS ON THE PROXY CARD VIA TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

By order of the Board of Directors

Walter W. Bardenwerper
Vice President, General Counsel and Secretary

Washington, D.C.
October 5, 2001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 5, 2001

    This proxy statement, notice of Annual Meeting of Stockholders and the accompanying proxy card are being furnished to you as a stockholder of Watson Wyatt & Company Holdings (the "Company" or "Watson Wyatt"), a Delaware corporation, on or about October 5, 2001, in connection with the Annual Meeting of Stockholders of the Company to be held on November 5, 2001, at the time and place and for the purposes set forth in the accompanying notice of the meeting.

    The Company's board of directors is making this proxy solicitation. All shares of the Company's class A and class B common stock represented by properly executed and unrevoked proxies received by First Union National Bank, the Company's transfer agent, prior to the annual meeting will be voted. The deadline for telephone or internet voting is 12:00 p.m. (EST) on Sunday, November 4, 2001.

VOTING SECURITIES AND PRINCIPAL HOLDERS

    Stockholders of record at the close of business on September 28, 2001, are entitled to notice of and to vote the shares of class A common stock, $.01 par value; the shares of class B-1 common stock, $.01 par value; and the shares of class B-2 common stock, $.01 par value, held by them on such date, at the annual meeting or any and all postponements or adjournments thereof. On September 28, 2001, there were 33,032,995 shares of common stock outstanding and entitled to vote at the annual meeting, consisting of 9,832,500 shares of class A, 9,956,140 shares of class B-1 and 13,244,355 shares of class B-2 common stock. The class A, class B-1 and class B-2 common stock are the Company's only classes of outstanding voting securities and will vote as a single class on all matters to be presented and for each director to be elected at the annual meeting. Each share of class A common stock, class B-1 common stock and class B-2 common stock entitles the holder thereof to one vote on each matter and for each director to be elected.

    If the accompanying proxy card is properly signed and returned in the enclosed envelope, or voted in accordance with the directions on the proxy card and not revoked, it will be voted. Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote for the board of directors' nominees for directors; will vote in favor of Proposal 2 to adopt the 2001 Employee Stock Purchase Plan, Proposal 3 to adopt the 2001 Deferred Stock Unit Plan for Selected Employees, and Proposal 4 to ratify the choice of PricewaterhouseCoopers LLP as the Company's independent auditors; and will vote in their own discretion as to any other matters that may properly come before the annual meeting. You may revoke your proxy at any time before it is exercised by filing with the Secretary of the Company, at 1717 H Street, N.W., Washington, D.C. 20006, a revocation notice or a duly executed proxy to vote your shares bearing a later date. If you are a stockholder of record, and you attend the annual meeting and vote in person, your power to vote by proxy will be suspended.

    The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding at the close of business on September 28, 2001 will constitute a quorum.

    Submitted proxies reflecting broker non-votes (defined as shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers) or abstentions, will be deemed present at the annual meeting in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the other issues requiring approval of a majority of the votes cast. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

    A list of stockholders will be available for inspection at least ten days prior to the annual meeting at the Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006.

CORPORATE INFORMATION

Initial Public Offering

    In October 2000, we completed an initial public offering (IPO) of our class A common stock. In conjunction with that offering, we reorganized our corporate structure by merging Watson Wyatt & Company with a wholly-owned subsidiary of the Company. As a result, Watson Wyatt & Company became a wholly-owned subsidiary of the Company.

    At the time of the reorganization, each share of Watson Wyatt & Company's redeemable common stock was converted into one share of class B-1 common stock and one share of class B-2 common stock of the Company. The class B common stock is divided into two classes to accommodate two different transfer restriction periods. The class B-1 shares are subject to a transfer restriction period of 12 months following the IPO date, while the class B-2 shares are subject to a transfer restriction period of 24 months following the IPO date, or is otherwise waived by the board of directors. We and selling stockholders offered and sold a total of 5,600,000 shares of common stock in the IPO. Of the 5,600,000 shares, the Company offered 2,800,000 newly-issued shares, and selling stockholders offered the remaining 2,800,000 shares. In November 2000, our underwriters exercised their over-allotment option and purchased an additional 840,000 shares of class A common stock from us and selling stockholders.

    The Company waived the transfer restrictions on a total of 1,559,250 class B-1 and 1,559,250 class B-2 shares to allow for conversion into the class A shares for sale in the IPO. Following the expiration or waiver of the respective transfer restriction periods, the remaining class B-1 and class B-2 shares will automatically convert into class A common stock.

Secondary Public Offering

    In June 2001, we completed a secondary public offering of 2,950,000 shares of our class A common stock. Of the 2,950,000 shares, the Company offered 104,285 newly-issued shares, and selling stockholders offered the remaining 2,845,715 shares. In July 2001, our underwriters exercised their over-allotment option and purchased an additional 442,500 shares of class A common stock from selling stockholders.

    In conjunction with this offering, the board of directors waived the transfer restrictions on a total of 3,288,215 class B-1 shares to allow for conversion into the class A shares sold by selling stockholders.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

    Our Amended and Restated Bylaws provide that the number of directors shall be not less than seven nor more than twenty-five and give the board of directors the authority to determine the actual number of directors within that limit. The board of directors currently consists of sixteen members. In accordance with our Amended and Restated Certificate of Incorporation, the board of directors is divided into three classes, designated Class I, Class II and Class III. There are five directors in Class I, whose one-year term will expire at the 2001 annual meeting.

    Five Class I directors are to be elected at the annual meeting, and each will serve a three-year term until the 2004 Annual Meeting of Stockholders, or until a successor is elected or appointed and qualified, or until such director's earlier resignation or removal. The board of directors has nominated the five nominees named below for election as directors. Two of the nominees, Messrs. McCullough and Thornton, currently serve on the Company's board of directors. The remaining nominees would fill the directorships currently held by David B. Friend, M.D., Paula A. DeLisle and Gail E. McKee, who will not stand for reelection pursuant to the Company's board rotation policy.

Nominees	Length of Term
Maureen E. Cotter R. Michael McCullough Sylvester J. Schieber Edward Manno Shumsky Paul N. Thornton	Three-year term, expiring at the 2004 Annual Meeting of Stockholders.

    Maureen E. Cotter (age 41) joined the Company in 1994 as a senior consultant, Group and Health Care Practice in Michigan. In 1995, she served as the office practice leader, Group and Health Care in Michigan, and in 1997 became the regional practice leader, Group & Health Care in the Central Region. Since May 2001, she has served as the Global Practice Director, Group and Health Care. Prior to joining Watson Wyatt, Ms. Cotter was a group benefits consultant with William M. Mercer, an employee benefit and human resource consulting firm in Detroit. Previously, she was a team leader in both the national accounts and major accounts actuarial/underwriting divisions of a leading health insurer. Ms. Cotter holds a B.S. in Mathematics from the University of Michigan, and is an Associate of the Society of Actuaries.

    R. Michael McCullough (age 62) has served as a director since 1996. Mr. McCullough is the retired Chairman of the management consulting firm of Booz, Allen & Hamilton. He joined Booz, Allen & Hamilton in 1965 as a consultant, was elected a Partner in the firm in 1971, became Managing Partner of the firm's Technology Center and was elected to the position of Chairman in 1984. Mr. McCullough is a member of the boards of Capital Auto Real Estate Investment Trust, an automobile property real estate investment trust, Charles E. Smith Residential Real Estate Trust, a residential property real estate investment trust, and is Chairman of Ecutel, Inc., a private internet communications products and services firm.

    Sylvester J. Schieber (age 55) has served as Vice President and Director of the Watson Wyatt Research and Information Center (RIC) since 1983, when he joined the Company. Mr. Schieber previously served as a director of the Company from 1989 to 1996. From 1994 to 1996, he served on the Advisory Council on Social Security for the Clinton Administration. He is currently serving a six-year term on the Social Security Advisory Board, to which he was appointed by the U.S. Senate Majority Leader. Mr. Schieber has served on the Board of the Pension Research Council of the Wharton School, University of Pennsylvania since 1985. He has authored or co-authored four books on retirement issues, including Fundamentals of Private Pensions (University of Pennsylvania Press) and The Real Deal: The History and Future of Social Security (Yale University Press, 1999), and he has co-edited four other volumes on a broad range of human resources issues. Mr. Schieber is a frequent speaker on pension and Social Security policy issues throughout the world. He has a Ph.D. in Economics from the University of Notre Dame.

    Edward Manno Shumsky (age 52) joined the Company in 1989 and has served as the Managing Consultant of our Miami office since 1998. From 1993 to 1997, Mr. Shumsky served as Regional Director of Marketing and Account Management for Watson Wyatt's Southeast Region based in Atlanta. From 1989 to 1993, he was Director of Marketing and Business Development for Watson Wyatt in New York City. Prior to joining Watson Wyatt, Mr. Shumsky served as Executive Assistant and Counsel to the CEO of E.F. Hutton. He was also nominated by the White House as a Presidential

Exchange Executive and served his exchange year at Merrill Lynch. From 1984 to 1987, Mr. Shumsky was Regional Director of the Federal Trade Commission's New York Regional Office, where he was responsible for enforcing the antitrust and consumer protection laws of the United States in the New York/New Jersey region. Before that he was Assistant to the Director of the Bureau of Competition at the Federal Trade Commission in Washington, D.C. Mr. Shumsky has an A.B. degree from Muhlenberg College and a J.D. degree from the University of Maryland Law School. He is a member of the bars of New York, Maryland, and the District of Columbia. He is also a member of the Board of Visitors of the University of Maryland Law School.

    Paul N. Thornton (age 51) has served as a director since December 2000. He joined Watson Wyatt Partners in 1974, qualified as a Fellow of the Institute of Actuaries in 1975 and became a Partner of the firm in 1977. Mr. Thornton has been the Senior Partner of Watson Wyatt Partners since May 2001. He was a Chairman of the Pensions Board of the Faculty and Institute of Actuaries in the U.K. from 1994 to 1996, Chairman of the Association of Consulting Actuaries from June 1997 until June 1998 and President of the Institute of Actuaries from July 1998 to July 2000. Mr. Thornton is a member of the Executive Committee of the International Actuarial Association, Chairman of the Pensions Committee of the Groupe Consultatif of European Actuaries, Chairman of the Committee of the International Actuarial Association dealing with the International Accounting Standard on Employee Benefits, and a member of the Committee of the International Association of Consulting Actuaries. He holds an honours degree in Mathematics from Oxford University.

    The board of directors has nominated the five individuals listed above for election to the board of directors in Class I. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

    If any nominee for a directorship is unable to serve as a director at the time of the annual meeting, the proxies may be voted for a substitute nominee selected by the board of directors. Management has no reason to believe, at this time, that any of the nominees listed above will be unable to serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the board of directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

    The board of directors recommends that you vote FOR Proposal No. 1 to elect each of the five nominees listed above.

    The directors serving in Class II and Class III and their remaining terms are as follows:

Class II:

Name	Length of Term
Thomas W. Barratt John J. Gabarro John J. Haley Eric P. Lofgren Kevin L. Meehan Charles P. Wood, Jr.	Two year initial term, one year remaining, expiring at the 2002 Annual Meeting of Stockholders.

    Thomas W. Barratt (age 59) has served as Vice President and Regional Manager (U.S. Central) since 1997 and as a director since 1998. Since November 2000, Mr. Barratt has served as Chair of the U.S. Region. Mr. Barratt rejoined Watson Wyatt in 1994 as the Managing Consultant in Michigan. Prior to joining Watson Wyatt, Mr. Barratt served as the Managing Consultant of the Detroit office of Towers Perrin, a competing human resources consulting firm, from 1987 through 1993. He began his career with Watson Wyatt in 1976 and was a consultant with the Company through 1986. He has a

B.B.A. from Western Michigan University and graduated from Northwestern University's National Trust School in 1966. Mr. Barratt is retiring from the Company and from the board on October 31, 2001.

    John J. Gabarro (age 62) has served as a director since 1999 and was previously a director from 1995 to 1998. Mr. Gabarro has been a professor at the Harvard Business School since 1972. Mr. Gabarro is the UPS Foundation Professor of Human Resource Management at the Harvard Business School, where he has taught in Harvard's M.B.A., Advanced Management, and Owner-President Management Programs. He has also served as faculty chairman of Harvard's International Senior Management Program and as chairman of its Organization Behavior and Human Resource Management faculty. Mr. Gabarro is the author of six books, the most recent of which include Breaking Through: The Making of Minority Executives in Corporate America (Harvard, 1999), Managing People in Organizations (Harvard, 1992) and The Dynamics of Taking Charge (Harvard, 1987), which won the 1988 New Directions in Leadership Award and was named one of the best business books of the year by The Wall Street Journal. Mr. Gabarro is also a recipient of the 1980 McKinsey Foundation Prize, the 1986 Center for Creative Leadership Distinguished Scholar Colloquium and the 1988 Johnson Smith and Knisely Award for research on leadership. Mr. Gabarro has an M.B.A. and a Ph.D. from Harvard University.

    John J. Haley (age 51) has served as President and Chief Executive Officer since January 1, 1999 and as a director since 1992, and is a member of the Watson Wyatt Partners Partnership Board. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer, he was the Global Director of the Benefits Group. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

    Eric P. Lofgren (age 50) has served as Vice President, Global Director—Benefits Group and as a director since 1998. Prior to joining Watson Wyatt in 1989, Mr. Lofgren spent seven years with William M. Mercer, a competing human resources consulting firm, and seven years at The Mutual of New York Insurance Company. Mr. Lofgren is a recognized authority in the areas of retirement plan design, the effects of demographics on benefit systems and asset liability management. He is widely credited with developing the Pension Equity Plan (PEP), one of the three primary families of defined benefit pension design. Mr. Lofgren is a Fellow of the Society of Actuaries, and holds a B.A. in Mathematics from New College in Sarasota, Florida, and studied at the Graduate School of Logic at the University of California at Berkeley.

    Kevin L. Meehan (age 56) has served as Vice President since 1994 and as a director since 1999. Mr. Meehan joined Watson Wyatt in 1983, and has been instrumental in developing the Company's flexible benefits operations, eHR Group and Account Management system. Mr. Meehan is a frequent speaker on employee benefits taxation and legal issues, and has testified before the IRS, the Department of Labor and committees of Congress on employee benefit plan issues. Mr. Meehan has a B.A. from the College of the Holy Cross and a J.D. from St. John's University Law School.

    Charles P. Wood, Jr. (age 57) has served as Vice President since 1998, and as Regional Manager (U.S. West) and as a director since 1999. Mr. Wood joined Watson Wyatt in 1975 and is a specialist in matters relating to Retirement, Group and Health Care, and Compensation consulting. Mr. Wood, a Fellow of the Society of Actuaries and the Casualty Actuarial Society, has a B.S. in Engineering Science and Mathematics from the U.S. Air Force Academy and an S.M. in Applied Mathematics from Harvard University.

Class III:

Name	Length of Term
Elizabeth M. Caflisch Barbara Hackman Franklin David P. Marini John Philip S. Orbeta Gilbert T. Ray	Three year term, two years remaining, expiring at the 2003 Annual Meeting of Stockholders.

    Elizabeth M. Caflisch (age 46) has served as Vice President and as a director since 2000. She is a consulting actuary and has focused on this role for her clients for about 20 years. In addition, since 1998 Ms. Caflisch has been the Retirement Practice Leader in our Washington, D.C. office. Ms. Caflisch joined Watson Wyatt in 1979 and served on the Finance Committee of the board from 1997 to 2000. Ms. Caflisch is a Fellow of the Society of Actuaries and an Enrolled Actuary under ERISA. She holds a B.A. in Mathematics and Economics from Trinity College.

    Barbara Hackman Franklin (age 61) was appointed as a director in May 2000. Ms. Franklin has been President and Chief Executive Officer of Barbara Franklin Enterprises, an international trade consulting and investment firm, since 1995. Ms. Franklin previously served as U.S. Secretary of Commerce in the George H.W. Bush Administration. Ms. Franklin is a director of four companies—Aetna, Inc., a health insurance provider, The Dow Chemical Company, a chemical manufacturer, Milacron, Inc., a manufacturing technologies company, and MedImmune, Inc., a biotechnology company. Ms. Franklin is currently a distinguished visiting fellow at the Heritage Foundation, vice chair of the Atlantic Council and a director of the National Committee on United States—China Relations. She is also a trustee of the Economic Club of New York and a member of the board of directors of the Associates of the Harvard Business School. Ms. Franklin graduated from Pennsylvania State University and holds an M.B.A. from Harvard University.

    David P. Marini (age 45) has served as Vice President since 1998, Global Director—eHR Group since 1997, and has served as a director since 2000. Prior to assuming his current responsibilities, he led several of the firm's technology projects involving reengineering administrative client services. Prior to joining Watson Wyatt in 1994, Mr. Marini spent 13 years at the insurance company CIGNA Corporation, most recently as the President of the Iowa division of Trilog Inc., its wholly-owned 401(k) recordkeeping subsidiary, and he was previously a CPA with the accounting firm Coopers & Lybrand. He has a B.S. in Business Administration from Western New England College.

    John Philip S. Orbeta (age 40) has served as Vice President since 1998, as Global Director—Human Capital Group since 1999, and as a director since 2000. From 1991 to 2000, Mr. Orbeta served as Managing Consultant for Watson Wyatt's Manila office and on the Human Resources Committee of the board of directors from 1996 to 1998. Prior to joining Watson Wyatt in April 1986, Mr. Orbeta was a faculty member of the Mathematics Department and director of Computer Education and Services at the Ateneo de Manila University. Mr. Orbeta is a member and Certified Compensation Professional (CCP) of WorldatWork (formerly the American Compensation Association) and is the first practitioner in the Philippines to have earned this designation. He is a member of the American, European and Australia/New Zealand Chambers of Commerce in the Philippines and the Personnel Management Association of the Philippines, and is a past President of the Compensation Management Society of the Philippines. Mr. Orbeta has a B.A. in Economics from Ateneo de Manila University in the Philippines.

    Gilbert T. Ray (age 57) was appointed a director in March 2000. Mr. Ray was a partner of the law firm of O'Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for over 28 years. He has extensive experience with conventional corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the boards of HMS Host Company, an airport and travel plaza concession provider, Automobile Club of Southern California, a provider of emergency road and travel services and insurance, three variable annuity funds managed by SunAmerica Management, and Sierra Monolithics Inc., a semi-conductor chip company. Mr. Ray is also a trustee of The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray has a B.A. from Ashland University, an M.B.A. from Toledo University and a J. D. from Howard University School of Law.

STANDING COMMITTEES OF THE BOARD

Audit Committee

    The Audit Committee operates pursuant to a written charter adopted by the board of directors. The Audit Committee's principal responsibilities, as set forth in its charter, a copy of which is attached to this proxy statement as Exhibit C, are to assist the board in overseeing the Company's financial reporting process that is established and implemented by management. The Audit Committee also reviews information provided by the Company's internal auditor, independent accountants and management concerning internal accounting procedures and controls. The Audit Committee is currently composed of the four independent directors, Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough (Chair) and Gilbert T. Ray, all of whom meet the independence requirements of the New York Stock Exchange's listing standards. The Audit Committee held six meetings during fiscal year 2001.

Report of the Audit Committee

    The Audit Committee reviews the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee discussed with the independent auditors the scope and plan for their audit and also has reviewed and discussed with management and the independent auditors the audited financial statements, as well as the auditors' report concerning their examination of the Company's audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence and discussed with the auditors their independence from the Company and its management.

    Following the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended June 30, 2001, that was filed with the Securities and Exchange Commission.

    Submitted by the Watson Wyatt & Company Holdings Audit Committee:

R. Michael McCullough—Chair
Barbara Hackman Franklin
John J. Gabarro
Gilbert T. Ray

Independent Auditors' Fees

    Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $617,883.

    Financial Information Systems Design and Implementation Fees.  PricewaterhouseCoopers LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

    All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended June 30, 2001, were $507,283. Such fees relate to tax, initial public offering and secondary offering services, and other consulting activities.

Compensation Committee

    The Compensation Committee is comprised of the four independent directors and oversees executive compensation policies, including the compensation of the chief executive officer (CEO) and the 2000 Long Term Incentive Plan. The Compensation Committee is currently composed of Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough and Gilbert T. Ray (Chair). The Compensation Committee held five meetings during fiscal year 2001.

Executive Committee

    The Executive Committee oversees and reviews long-range corporate and strategic planning. Additionally, it meets throughout the year between meetings of the board of directors to review, consider and make decisions affecting general management policies of the Company, to approve significant business decisions not requiring full board approval and to make recommendations to the executive officers and the board. The Executive Committee is currently composed of Thomas W. Barratt, Paula A. DeLisle, John J. Haley, Eric P. Lofgren, and Charles P. Wood, Jr. (Chair). Mr. Barratt will be a member until his retirement on October 31, 2001, and Ms. DeLisle will be rotating off of the board. The Executive Committee held nine meetings during fiscal year 2001.

Finance Committee

    The Finance Committee reviews and considers issues relating to the Company's capital structure. This includes strategic determinations regarding the financing of the Company's future growth and development. The Finance Committee is currently composed of Maureen E. Cotter, David B. Friend, M.D. (Chair), Chuly Lee, David P. Marini and Steven G. Vernon. Ms. Lee and Mr. Vernon are non-director members; Ms. Cotter is a nominee to the board of directors; and Dr. Friend will be rotating off of the board. The Finance Committee held seven meetings during fiscal year 2001.

    Members of these committees may change after this annual meeting. The Company does not have a nominating committee.

DIRECTORS' MEETINGS

    The board of directors conducted nine meetings during fiscal year 2001. All directors attended 75% or more of the meetings of the board and the committees on which they served, except Ms. Franklin. None of the current directors who are employed by the Company is compensated separately for his or her services as a director or as a member of any committee of the board. The Amended and Restated Bylaws of the Company allow directors who are not active associates to receive compensation. Independent directors of Watson Wyatt in fiscal 2001 were paid a quarterly retainer of $6,250 plus $1,500 per day for board meetings, $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting), and $2,000 per day for committee meetings if the independent director chaired that committee ($1,000 if held in conjunction with a board meeting). Telephone meetings of less than four hours duration were compensated at 50% of the applicable per day fee.

    In fiscal year 2001, the fees paid to independent directors were paid in shares of Watson Wyatt's common stock and cash. Watson Wyatt established the Voluntary Deferred Compensation Plan to enable independent directors who hold 7,500 or more shares of the Company's common stock, at their election, to defer receipt of any or all of their director's fees until they are no longer serving as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information known to the Company concerning the shares of common stock beneficially owned, as of September 28, 2001, by (i) the directors during the last fiscal year and nominees for director of the Company; (ii) the executive officers named in the Summary Compensation Table herein under "Executive Compensation;" and (iii) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the common stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

	Number of Outstanding Shares Beneficially Owned on September 28, 2001
	Number and Class			Percent of Class (b)
Name of Beneficial Owner (a)	Class A (c)	Class B-1	Class B-2	Class A	Class B-1	Class B-2
John J. Haley	3,047	177,749	227,749	*	1.7%	1.7%
Charles P. Wood, Jr.	1,408	119,609	180,391	*	1.2%	1.4%
Eric P. Lofgren	1,600	109,365	109,365	*	1.1%	*
Kevin L. Meehan	1,280	35,440	89,560	*	*	*
Thomas W. Barratt(d)	1,536	20,000	79,650	*	*	*
David B. Friend, M.D(d)	1,472	63,450	63,450	*	*	*
Paula A. DeLisle	650	50,900	50,900	*	*	*
Gail E. McKee	704	24,188	24,188	*	*	*
Barbara Hackman Franklin	2,751	0	0	*	*	*
John J. Gabarro	200	7,500	7,500	*	*	*
R. Michael McCullough	200	7,500	7,500	*	*	*
Paul N. Thornton(e)	0	363,000	363,000	*	3.5%	2.7%
Gilbert T. Ray	2,848	0	0	*	*	*
Elizabeth M. Caflisch	756	48,756	53,756	*	*	*
David P. Marini	1,280	34,500	34,500	*	*	*
John Philip S. Orbeta	449	26,755	26,755	*	*	*
Ira T. Kay	1,536	42,023	72,023	*	*	*
Maureen E. Cotter	480	5,200	25,200	*	*	*
Edward Manno Shumsky	699	40,373	40,373	*	*	*
Sylvester J. Schieber	1,031	80,000	120,000	*	*	*
All directors and executive officers as a group: 25	30,291	1,477,871	1,978,173	*	14.2%	14.9%

(a)
Unless noted otherwise, the address for each of the beneficial owners identified in this table is Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20006.

(b)
Beneficial ownership of 1% or less of all of the outstanding common stock in each class is indicated with an asterisk.

(c)
Shares of class A shown as beneficially owned consist of options, granted under the 2000 Long Term Incentive Plan, that are exercisable on or within 60 days after September 28, 2001, except for 2,551 shares owned by Ms. Franklin and 2,648 shares owned by Mr. Ray. Options expire after seven years, subject to early termination in specified circumstances, and vest in five equal annual installments over a period of five years.

(d)
Included in the totals for Mr. Barratt and Dr. Friend are the following numbers of shares held in trust for the benefit of family members or by other entities they control: Mr. Barratt: 20,000 class B-1 shares and 20,000 class B-2 shares; and Dr. Friend: 30,000 class B-1 shares and 30,000 class B-2 shares. Both Mr. Barratt and Dr. Friend were directors during the last fiscal year.

(e)
Watson Wyatt Partners, in which Mr. Thornton is a partner, beneficially owns 726,000 (2.2%) of the Company's common stock. Mr. Thornton does not own any shares in his individual capacity and disclaims beneficial ownership of shares owned by Watson Wyatt Partners. Pursuant to an alliance agreement between Watson Wyatt Partners and Watson Wyatt & Company, if Watson Wyatt Partners holds more than 800,000 shares of the Company's common stock, it has an option to sell to the Company any number of shares that exceed 600,000. The Company, in turn, has an option to purchase from Watson Wyatt Partners any number of shares of the Company common stock in excess of 800,000 shares if Watson Wyatt Partners holds more than 1,000,000 shares of the Company's common stock.

  The board of directors of the Company has approved an amendment to the alliance agreement to reduce Watson Wyatt Partners' minimum holding of the Company's common stock to 100,000 shares. The board also authorized the conversion, on or after October 16, 2001, of up to 313,000 of the Company's class B-2 shares held by Watson Wyatt Partners for distribution by Watson Wyatt Partners to its partners, subject to the prior execution by each partner of a lock-up agreement imposing the same transfer restrictions on such class A shares as are applicable to the Company's class B-2 shares.

BIOGRAPHICAL INFORMATION FOR OTHER EXECUTIVE OFFICERS OF THE COMPANY

    Walter W. Bardenwerper (age 50) has served as Vice President and General Counsel since joining Watson Wyatt in 1987 and has served as Secretary since 1992. Mr. Bardenwerper was a director of Watson Wyatt from 1992 to 1997. He has been serving as chairman of the Global Quality Committee of Watson Wyatt Worldwide since 1998, and is President and a director of Professional Consultants Insurance Company. Mr. Bardenwerper was previously an attorney with Cadwalader, Wickersham & Taft and Assistant General Counsel of Satellite Business Systems. He has a B.A. in Economics from the University of Virginia and a J.D. from the University of Virginia Law School.

    Jorge V. Bou (age 59) has served as Vice President since 1998 and Regional Manager (Latin America) since 1994. Prior to joining Watson Wyatt in 1986, Mr. Bou was a Vice President with the Martin E. Segal Company, an actuarial and benefits consulting firm, and was previously with the American International Group, an insurance organization. He has been providing consulting services to various clients in Latin America since 1969. Mr. Bou is an Associate of the Society of Actuaries. He has a B.S. in Mathematics from Georgia State University.

    Martin J.K. Brown (age 55) has served as Regional Manager (Canada) since September 2001. In May 2001, Mr. Brown was appointed Acting Regional Manager (Canada) following the death of Brian E. Kennedy, Vice President and Regional Manager (Canada). Prior to joining the Toronto office of Watson Wyatt in 1983, he was a partner with the benefits consulting firm of Bates, Thouard, Tierney & Brown, which was acquired by Watson Wyatt in 1983. From August 1989 to April 1991, Mr. Brown was with Sobeco, Inc. where he was a director and Senior Partner. Mr. Brown rejoined Watson Wyatt in 1991, serving as Retirement Practice Director in 1995 and then subsequently became Regional Practice Director for the Canadian Retirement and Group & Health Care practices in 1997. Mr. Brown has an Honours Degree in Mathematics and Statistics from the University of Leeds, England. He is a Fellow of the Institute of Actuaries (England), a Fellow of the Canadian Institute of Actuaries and an Associate of the Society of Actuaries.

    John V. Caldarella (age 40) has served as Vice President, Director of Growth and Development since March 2000. He joined Watson Wyatt in 1992 as a consultant. In 1997, Mr. Caldarella became the Director of Account Management for the East Region. Prior to that he was a consultant with a national human resource consulting firm, where he was a member of the national retiree welfare valuation committee responsible for developing procedures and tools for conducting firm-wide retiree welfare assignments. Mr. Caldarella is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries, and an Enrolled Actuary. He has a B.S. in Insurance and Real Estate from the Pennsylvania State University.

    David B. Friend, M.D. (age 45) has served as Vice President and Regional Manager (U.S. East) since 1997 and has served as a director from 1997 to 2001. He formerly was the Practice Director of Watson Wyatt's Group and Health Care Practice. Prior to joining Watson Wyatt in 1995, Dr. Friend served on the medical staff at Malden Hospital in Malden, Massachusetts. Prior to attending medical school, Dr. Friend was an Executive Vice President with High Voltage Engineering, a specialty industrial manufacturing conglomerate. Dr. Friend is the author of Healthcare.com: Rx for Reform (St. Lucie Press) and also serves on the Advisory Board of the Schneider Institute for Health Policy at Brandeis University. He has an A.B. in Economics from Brandeis University, an M.D. from the University of Connecticut and an M.B.A. from The Wharton School of the University of Pennsylvania.

    James A. Gargiulo (age 42) has served as Vice President, Human Resources since 1999. Mr. Gargiulo served as Account Manager in the U.S. East Region from 1997 to 1999. Prior to joining Watson Wyatt in 1997, he was the Regional Director for the Compensation practice at Aon Corporation, an insurance and consulting organization, and has held various human resources positions for the investment banking firm Salomon Brothers, retailer The Gap, and Banque Paribas. Mr. Gargiulo has a B.A. in Business Administration from Bernard Baruch College in New York.

    Ira T. Kay (age 51) has served as Vice President since 1996. He was appointed Director of the U.S. Compensation Practice in September 2000 and has served as a director of the Company from 1996 to 2000. Prior to assuming his current responsibilities he was North American Practice Director of the Human Capital Group since 1998 and a director from 1996 to 2000. Prior to joining Watson Wyatt in 1993, Mr. Kay was a Managing Director and served on the Partnership Management Committee of The Hay Group, a competing human resources consulting firm, and prior to that, he was a Managing Director in the Human Resources Department of the investment banking firm Kidder Peabody. Mr. Kay is the author of CEO Pay and Stockholder Value (St. Lucie Press). Mr. Kay has a B.S. in Industrial and Labor Relations from Cornell University and a Ph.D. in Economics from Wayne State University.

    Carl D. Mautz (age 54) has served as Vice President and Chief Financial Officer since February 1999 and previously served as Controller from 1997 to 1999. Prior to joining Watson Wyatt in 1997, Mr. Mautz served as the Controller for Tactical Defense Systems, Loral Corporation, which merged into defense contractor Lockheed Martin Corporation. From 1990 to 1994, Mr. Mautz held operating and corporate finance positions at the computer firm Unisys Corporation and from 1972 to 1984 was a CPA with the accounting firm of KPMG Peat Marwick. Mr. Mautz has a B.S. and an M.A.S. in accounting from the University of Illinois.

    A. Grahame Stott (age 47) has served as Vice President and Regional Manager (Asia-Pacific) since 1995 and was a director from 1995 to 2000. Mr. Stott joined Watson Wyatt in 1982 and is a member of the Hang Seng Index Advisory Committee, a past President of the Actuarial Association of Hong Kong and has been a member of a number of Hong Kong Government working parties in the areas of Social Security and pension legislation. Mr. Stott, a Fellow of the Faculty of Actuaries, has a B.Sc. in Mathematics from the University of Manchester Institute of Science and Technology.

COMMON STOCK PURCHASE ARRANGEMENTS

    Prior to the Company's IPO in October 2000, Watson Wyatt & Company had a stock purchase plan to encourage ownership of redeemable common stock by associates. The stock purchase plan was terminated upon completion of the IPO. Under the stock purchase plan, Watson Wyatt & Company regularly sold common stock to associates on or about March 1 of each year. The stock purchase plan permitted associates to borrow up to the full amount of the purchase price of the common stock from Watson Wyatt & Company's lenders, and Watson Wyatt & Company guaranteed repayment of all such loans. The loans provided for full recourse to the individual borrower and were secured by a pledge of the stock purchased. Officers, directors and executive officers had access to this credit facility on the same basis as other associates.

    As of September 28, 2001, 4,054,000 shares of common stock, representing approximately 12.3% of the outstanding shares of common stock, remained pledged to the Company's lenders to secure loans to stockholders. As of the same date, the aggregate amount of outstanding loans was approximately $6,432,000. This loan program has remained in place to accommodate the amortization of loans in existence at the time of the IPO, but has been amended, and no new loans will be extended.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth compensation paid to John J. Haley, the President and Chief Executive Officer, and the other four most highly compensated executive officers of the Company.

Long-Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year				Securities Underlying Options (#)	All Other Compensation ($) (b)
		Salary ($)	Bonus ($)	SIBP ($) (a)
John J. Haley President, Chief Executive Officer and Director	2001 2000 1999	$666,250 612,500 543,750	$714,000 570,000 422,625	$0 725,514 491,000	15,235 0 0	$53,055 54,932 25,255
Eric P. Lofgren Vice President, Global Director, Benefits Consulting Group and Director	2001 2000 1999	485,000 430,000 390,000	375,000 350,000 290,000	0 367,736 260,960	8,000 0 0	27,930 23,107 19,170
Thomas W. Barratt Vice President, Regional Manager (U.S. Central) and Director	2001 2000 1999	470,000 432,500 402,500	350,000 300,000 246,000	0 261,810 175,744	7,680 0 0	43,211 23,872 19,577
Kevin L. Meehan Vice President and Director	2001 2000 1999	388,500 350,500 326,250	400,000 318,600 300,000	0 379,243 290,425	6,400 0 0	42,030 21,146 17,690
Ira T. Kay Vice President	2001 2000 1999	475,000 457,500 441,250	295,000 280,000 260,000	0 221,132 153,126	7,680 0 0	67,989 52,184 23,043

(a)
In 1996, Watson Wyatt & Company adopted a supplemental bonus plan called the stock incentive bonus plan (SIBP). Following the IPO, the stock incentive bonus plan was terminated and replaced with equity-based incentives more customary to publicly-traded companies.

(b)
"All Other Compensation" consists of the following amounts: (1) Company matching contributions of 50% of the first 6% of total compensation contributed to the Company's 401(k) plan as a 401(k) salary deferral by the named executive up to the IRS maximum; (2) an additional Company matching contribution to a non-qualified savings plan of 3% of total compensation above the IRS compensation limit of $160,000 for 1999 and 2000, and $170,000 for 2001, if individual 401(k) contributions equal the IRS maximum; (3) payment for the annual cash out of excess unused paid time off, as amended in 1999 (all associates are subject to the same paid time off limits); and (4) supplemental payments of underwriters' commissions in October and November 2000.

	All Other Compensation Components For Fiscal Year 2001
Name and Principal Position
	b(1)	b(2)	b(3)	b(4)	Total
Haley	$850	$36,513	$15,692	$0	$53,055
Lofgren	5,100	22,830	0	0	27,930
Barratt	5,613	21,098	231	16,269	43,211
Meehan	5,100	18,745	0	18,185	42,030
Kay	4,592	21,835	26,769	14,793	67,989

Option Grants in Fiscal Year 2001

    The following table discloses the grants of stock options during fiscal year 2001 to the named executive officers under the 2000 Long Term Incentive Plan. The "Percentage of Total Options Granted to Employees in Fiscal Year," shown in the table below, is based on options to purchase an aggregate of 1,932,145 shares of class A common stock granted to the Company's associates and directors during fiscal year 2001. The exercise price of each option is equal to the fair market value of the Company's common stock on the date of the grant.

    The Potential Realizable Value, shown in the table, is net of the exercise price and before taxes associated with the exercise, and is based on the assumption that the Company's common stock appreciates at the annual rate shown from the date of the grant until the expiration of the option term. The Company has calculated these numbers based on SEC rules, and they do not represent the Company's estimate or projection of future common stock prices. The amounts shown in the table may not necessarily be achieved. The actual amount that each named executive officer may realize will depend upon the extent to which the price of the common stock exceeds the exercise price of the options on the exercise date.

	Individual Grants
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees In Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Haley	15,235	0.79%	$12.50	10/10/07	$77,527	$180,671
Lofgren	8,000	0.41%	12.50	10/10/07	40,710	94,872
Barratt	7,680	0.40%	12.50	10/10/07	39,082	91,077
Meehan	6,400	0.33%	12.50	10/10/07	32,568	75,897
Kay	7,680	0.40%	12.50	10/10/07	39,082	91,077

    Under the 2000 Long Term Incentive Plan, each associate was granted options to purchase stock valued at 40% of his or her target bonus amount, subject to a minimum grant of 100 options. The Company's executive officers and directors were granted options using the same formula. These options will expire after seven years, subject to early termination in specified circumstances, and will vest in five equal annual installments over a period of five years.

Aggregated Option Exercises and Fiscal Year 2001 Year-End Option Values

    The following table sets forth information concerning the number and value of unexercised options held by the named executive officers at fiscal year 2001 year-end. The value of unexercised in-the-money options held at fiscal year 2001 year-end represents the pre-tax total gain which the option holder would realize if he exercised all of the in-the-money options held at fiscal year 2001 year-end, and is determined by multiplying the number of shares of common stock underlying the options by the difference between $23.38, which was the closing price per share of the Company's common stock on the New York Stock Exchange on June 30, 2001 (the last trading day of fiscal year 2001), and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option. None of the named executive officers exercised any options during fiscal year 2001.

	Number of Securities Underlying Unexercised Options as of June 30, 2001		Value of Unexercised In-the-Money Options as of June 30, 2001
	Exercisable	Unexercisable	Exercisable	Unexercisable
Haley	0	15,235	0	$165,757
Lofgren	0	8,000	0	87,040
Barratt	0	7,680	0	83,558
Meehan	0	6,400	0	69,632
Kay	0	7,680	0	83,558

Defined Benefit Plans

Pension Plan for U.S. Associates

    The following table sets forth the estimated annual benefits payable on a five-year certain and life basis under the Company's qualified pension plan and non-qualified excess pension plans to a U.S. associate, who qualifies for normal retirement in 2001 at various levels of average annual compensation (based on the average of the highest 36 consecutive months of compensation prior to retirement) and number of years of continuous service:

	Years of Service
Covered Compensation (a) (b)
	5	10	15	20	25
$ 150,000	$15,006	$30,012	$45,017	$60,023	$75,029
250,000	25,506	51,012	76,517	102,023	127,529
350,000	36,006	72,012	108,017	144,023	180,029
450,000	46,506	93,012	139,517	186,023	232,529
550,000	57,006	114,012	171,017	228,023	285,029
650,000	67,506	135,012	202,517	270,023	337,529
750,000	78,006	156,012	234,017	312,023	390,029
850,000	88,506	177,012	265,517	354,023	442,529
950,000	99,006	198,012	297,017	396,023	495,029
1,050,000	109,506	219,012	328,517	438,023	547,529
1,150,000	120,006	240,012	360,017	480,023	600,029
1,250,000	130,506	261,012	391,517	522,023	652,529
1,350,000	141,006	282,012	423,017	564,023	705,029
1,450,000	151,506	303,012	454,517	606,023	757,529

(a)
The annual benefit at normal retirement (age 65) under the qualified plan is equal to the sum of 1.7% of the associate's average compensation for the 36 consecutive months with the highest compensation, and 0.4% of the associate's average compensation for the 36 consecutive months with the highest compensation that exceeds Social Security Covered Compensation, multiplied by the number of completed years and months of continuous service up to 25 years.

(b)
As required by Section 415 of the Internal Revenue Code, qualified plan payments may not provide annual benefits exceeding a maximum amount, currently $140,000. For those associates who are covered under the excess plans, amounts above this maximum will be paid under the terms of the excess plans, up to the amounts shown in the table above. Pursuant to Section 401(a)(17) of the IRC, annual compensation in excess of $170,000 cannot be taken into account in determining qualified plan benefits.

    The years of credited service for the associates named in the Summary Compensation Table as of June 30, 2001 are: Mr. Haley—24.17 years; Mr. Lofgren—12.00 years; Mr. Barratt—17.49 years; Mr. Meehan—18.17 years; and Mr. Kay—7.58 years. Benefits are based solely on the compensation shown in the "Salary" and in the "Bonus" columns of the Summary Compensation Table. Credited service is capped at 25 years.

Supplemental Retirement Program (SRP) for U.S. Associates

    This non-qualified program provides additional retirement benefits to eligible associates who retire from active employment with the Company. Prior to January 1, 1997, the qualified pension plan recognized base pay only, with the SRP recognizing total pay. Associates eligible for SRP benefits were those who had total annual average compensation in excess of a minimum compensation level ($129,329 as of June 30, 2001 and indexed in the future) and who had attained age 50 with 10 or more years of service.

    Effective January 1, 1997, the qualified pension plan was amended to recognize total pay; therefore, the SRP is being phased out over a five-year transition period that will end on December 31, 2001. To be eligible for transition benefits, an associate must meet all of the following criteria: (1) total pay exceeds the minimum compensation level described above; (2) age 45 or older with 10 years or more of service as of December 31, 1996; and (3) 60 or more "points" as of December 31, 1996 (where the sum of an associate's age and years of service is 60 or greater).

    For purposes of the SRP, annual compensation refers to compensation amounts shown in the "Salary" and the "Bonus" columns of the Summary Compensation Table. Transition benefits will equal the amount of total retirement benefits that would have been paid under the qualified plan and SRP formulas in effect prior to January 1, 1997, less any benefits paid under the qualified plan in effect after that date. Prior to January 1, 1997, the qualified plan provided a benefit equal to the sum of 2.5% of the participant's average salary (base pay only) for the three consecutive years with the highest annual salaries for each completed year and month of continuous service up to 20 years, and 2% of such compensation for each completed year and month of continuous service over 20 years, up to a maximum of 8 1/3 years, minus 30/17% of the participant's estimated Social Security benefit for each completed year and month of continuous service, up to a maximum of 28 1/3 years. Prior to January 1, 1997, the SRP formula was approximately the same as the qualified plan, except bonus compensation was also recognized. For determining benefits under the prior plans, no pay increases after December 31, 1996 will be recognized. The form of benefit under the SRP is a temporary annuity from the retirement date until the eligible associate reaches age 65. Any pension effect related to the SRP has not been considered in the preceding table, which assumes normal retirement (age 65).

Other Pension Plans

    The Company also has other pension plans that have been established in various countries for the benefit of eligible associates in those jurisdictions.

General Employment Arrangement

    Generally, executive officers are not parties to employment agreements with the Company. Non-employee directors are paid pursuant to a compensation plan approved on an annual basis. Executives and other associates in salary bands 4 and higher are required to sign non-competition and confidentiality agreements.

Compensation Committee Interlocks and Insider Participation

    The members of the Company's Compensation Committee for fiscal year 2001 were: Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough and Gilbert T. Ray (Chair). All are independent directors of the Company. The Compensation Committee members did not participate in decisions regarding their own compensation. No interlocking relationship exists between the Company's board of directors or our Compensation Committee and any member of any other company's board of directors or their compensation committee, nor has any interlocking relationship existed in the past.

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee is comprised of the four independent directors and oversees executive compensation policies, including the compensation of the chief executive officer (CEO) and the 2000 Long Term Incentive Plan, under which the Company grants stock options. The Compensation Committee held five meetings during fiscal year 2001.

Compensation Philosophy

    The Company's compensation program is designed to attract, motivate and retain quality associates by providing competitive total compensation based on individual and Company performance factors.

    The Company's compensation philosophy is applied to all associates, including executive officers. Specifically, the compensation program is designed to:

  1.
  Focus management on maximizing stockholder value while at the same time adequately compensating all associates;

  2.
  Create a performance-oriented environment with variable compensation based upon achievement of annual and long-term results; and

  3.
  Provide compensation that reflects the Company's performance relative to its key competitors.

    For the fiscal year ended June 30, 2001, the compensation of the Company's executive officers and all other bonus-eligible associates was comprised primarily of two elements: base salary and fiscal year-end bonus. The Company's compensation system establishes target bonuses for all bonus-eligible associates based on their band level. After the end of our fiscal year, bonus-eligible associates are allocated a percentage of their target bonus based on the evaluation of individual, practice, region and Company performance.

    The base salary and fiscal year-end bonuses of the Company's other executive officers, except for the CEO, were determined by the CEO based on the Company's financial performance and also taking into account the performances of the individual and business units. The Compensation Committee reviewed and approved the CEO's recommendations.

    In connection with the IPO in October 2000, the Company also implemented the 2000 Long Term Incentive Plan, under which it grants stock options. Executive officers and other eligible associates were granted options to purchase the Company's common stock pursuant to this plan, based on a formula related to their target bonus amounts.

Determination of Compensation of the Chief Executive Officer

    During fiscal year 2001, Mr. Haley's base salary was adjusted effective October 1, 2000, by the board of directors at the recommendation of the Compensation Committee after taking into account the following factors:

  1.
  Mr. Haley's level of base salary received in fiscal year 2000;

  2.
  The average basic merit increase budgeted for all associates in fiscal year 2001;

  3.
  Mr. Haley's performance as CEO during fiscal year 2000; and

  4.
  The appropriate level of salary for the Company's CEO based on general industry standards, consulting industry standards (based on the targeted median range of a compensation survey of human resources consulting firms, most of which, unlike the firms listed in the industry peer group index used in the Company's Stockholder Return Graph, are presently not public companies), and our past CEO pay practices.

    Mr. Haley's fiscal year 2001 year-end bonus was approved by the board of directors upon recommendation of the Compensation Committee. The Compensation Committee recommended, and the board approved, a bonus equal to 150% of Mr. Haley's target bonus. The following factors were taken into account:

  1.
  The outstanding financial performance of the Company during the fiscal year, including meeting its revenue and net operating income (NOI) goals;

  2.
  His leadership in the successful completion of the IPO and the following secondary offering;

  3.
  His promotion of continuous quality improvements and effective risk management across practices;

  4.
  The successful restructuring of the North America Human Capital Group; and

  5.
  The average bonus funding of the CEO's direct reports for fiscal 2001, which was approximately 132% of target.

Deductibility of Executive Compensation

    In order to maximize the deductibility, for federal income tax purposes, of compensation paid to executive officers, the Company adopted a Senior Officer's Deferred Compensation Plan that requires deferral of compensation in excess of $1.0 million that would otherwise be payable to the CEO and the four other highest compensated executive officers.

Submitted by the Watson Wyatt & Company Holdings Compensation Committee:

Gilbert T. Ray—Chair
Barbara Hackman Franklin
John L. Gabarro
R. Michael McCullough

STOCKHOLDER RETURN GRAPH

    The graph below depicts (1) total cumulative stockholder return on $100 invested in Watson Wyatt & Company Holdings common stock on July 1, 1996, (2) the New York Stock Exchange Broad Market Index, and (3) an independently-compiled, industry peer group index comprised of the common stock of all publicly-traded companies within the management consulting services standard industrial classification code. The graph assumes reinvestment of dividends.

    An independently-compiled, industry peer group index was utilized because financial information on the Company's most direct competitors is not publicly available.

Comparative 5-Year Cumulative Total Stockholder Return
Among Watson Wyatt Common Stock, Peer Group Index,
and New York Stock Exchange Broad Market Index

	1996	1997	1998	1999	2000	2001
Watson Wyatt & Company Holdings Common Stock(a)	100.00	107.29	122.47	135.22	157.89	946.56
Peer Group Index(b)	100.00	71.39	86.26	60.53	64.74	44.95
NYSE Broad Market Index	100.00	130.62	166.46	189.22	187.89	184.15

(a)
Prior to fiscal year 2001, the price of Watson Wyatt's common stock was determined by a formula based on book value.

(b)
Companies included in the independently-compiled industry peer group index: ARC Communications, Inc.; Casco Internat, Inc.; Comforce Corporation; The Corporate Executive Board; Craig Corporation; Diamondcluster International, Inc.; Direct III Marketing; Emergent Information Technologies, Inc.; Exponent, Inc.; Exult, Inc.; Financial Performance; First Consulting Group, Inc.; FTI Consulting, Inc.; Hagler Bailly Inc; Harris Interactive, Inc.; Heidrick & Struggle International; I-Trax.com Inc; Interactive Marketing; KPMG Consulting, Inc.; T.H. Lehmam & Co., Inc.; Management Network Group, Inc.; New Century Equity Holdings, Corp.; Nextera

  Enterprises, Inc.; On-Site Sourcing, Inc; PracticeWorks, Inc.; Provant, Inc.; QudraComm, Inc.; Resources Connection, Inc.; Right Management Consultants, Inc.; Stonepath Group, Inc.; Superior Consultant Holdings Corporation; Synergy 2000, Inc.; Thomas Group, Inc.; Tremont Advisors, Inc.; Ventiv Health, Inc.; and Watson Wyatt & Company Holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On April 1, 1995, Watson Wyatt & Company transferred its United Kingdom operations to R. Watson & Sons, subsequently renamed Watson Wyatt Partners, and received a beneficial interest and a 10% interest in a defined profit pool of the partnership. Watson Wyatt & Company also transferred its Continental European operations to a newly-formed holding company owned by a subsidiary of Watson Wyatt & Company and Watson Wyatt Partners in exchange for 50.1% of its shares. Effective July 1, 1998, Watson Wyatt & Company sold one-half of its investment in the holding company to Watson Wyatt Partners. Mr. Paul N. Thornton, Senior Partner of Watson Wyatt Partners, is currently a member of the Company's board of directors. Mr. Haley is a member of the Watson Wyatt Partners Partnership Board. Watson Wyatt Partners and Watson Wyatt & Company provide various services to and on behalf of each other in the ordinary course of business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, among others, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files those reports with the SEC on their behalf.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all of its executive officers and directors filed required reports on a timely basis under Section 16(a), except that, due to an administrative oversight, initial reports of ownership for two newly-appointed directors (Ms. Caflisch and Mr. Thornton) were filed late. In addition, the legal representative of the estate of Mr. Kennedy, our former Vice President and Regional Manager (Canada), has not yet reported the exempt grant by the Company of an option to purchase 5,390 class A shares awarded to Mr. Kennedy prior to his death.

PROPOSAL NO. 2:
PROPOSAL TO APPROVE THE ADOPTION OF
THE WATSON WYATT & COMPANY HOLDINGS
2001 EMPLOYEE STOCK PURCHASE PLAN

    In August 2001, the board of directors adopted, subject to stockholder approval, the Company's 2001 Employee Stock Purchase Plan (the "ESPP"). The ESPP is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock.

    The following is a summary description of the ESPP and is qualified in its entirety by reference to the full text of the ESPP, which is set forth as Exhibit A to this proxy statement.

Administration

    The ESPP will be administered by a committee appointed by the board of directors. The committee will have full power to interpret the ESPP and, subject to the express terms of the ESPP, to establish the terms of offerings under the ESPP. The decisions of the committee will be final and binding on all participants.

Eligibility

    All employees of the Company (including officers and directors), who work more than twenty hours per week and more than five months in any calendar year (unless otherwise required by local law), and who commenced employment with the Company on or before the first day of the applicable Offering Period (as defined below), will be eligible to participate in the ESPP. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary. Further, no employee's right to purchase common stock under the ESPP may accrue at a rate which exceeds $25,000 per year of the fair market value of stock, or $6,250 for each Offering Period of the fair market value of stock. Approximately 4,300 employees currently would be eligible to participate in the ESPP.

Offerings Under the ESPP

    Eligible employees of the Company may elect to participate in the ESPP by giving notice to the Company and instructing the Company to withhold a specified percentage of the employee's salary during four successive three-month periods. Generally, the four periods run from February 1 to April 30, May 1 to July 31, August 1 to October 31, and November 1 to January 31, and each period is referred to as an "Offering Period". An eligible employee may authorize a salary deduction of any whole percentage, up to ten percent (10%), of his base, straight-time, gross earnings. An employee's salary deductions may be reduced to zero, without his or her consent, at any time during an Offering Period, to comply with the limitations contained in the ESPP or under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Purchase Price and Shares Purchased

    On the last business day of an Offering Period, the withheld salary will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on either the first day or the last day of the Offering Period, whichever price is less (the "Purchase Price"). For this purpose, fair market value is the closing sales price reported on the New York Stock Exchange or, in the absence of reported sales on the relevant date, the closing sales price on the immediately preceding date on which sales were reported. If, on the last day of an Offering Period, the number of shares of common stock to be purchased by all participants exceeds the number of shares available for purchase during the Offering Period, the Company will make a pro rata allocation of the shares remaining available for purchase.

Withdrawal/Termination of Participation

    Shares will be purchased automatically on the last day of the Offering Period for a participating employee who remains an eligible participant. Participation ends automatically upon an employee's termination of employment with the Company for any reason, including retirement or death. During any Offering Period, an employee may withdraw from participation in the ESPP at any time prior to five business days before the end of any Offering Period, or may once during the Offering Period decrease the rate of salary deductions. Upon a participant's termination or withdrawal from the ESPP, all accumulated payroll deductions for the participant made prior to termination, are returned, without interest, and no shares are purchased for that employee's account.

Shares Subject to the ESPP

    The maximum number of shares of common stock which may be purchased by employees under the ESPP is 750,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company's treasury, or shares reacquired by the Company upon purchase in the open market.

Amendment and Termination of the ESPP

    The ESPP may be amended or terminated by the Board of Directors in any respect, except that no amendment shall be effective without stockholder approval if the amendment would increase the aggregate the number of shares of common stock which may be issued under the ESPP, and no termination, modification or amendment of the ESPP may, with respect to the Offering Period in which the termination, modification or amendment occurs, adversely affect the rights of an employee then participating in the ESPP without the employee's consent.

Federal Income Tax Consequences

    The following general summary describes the typical U.S. federal income tax consequences of the ESPP based upon provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Internal Revenue Service, all of which are subject to change (possibly with retroactive effect). This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the ESPP, and does not discuss gift or estate taxes or the income tax laws of any municipality, state, or foreign country.

    The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. An employee will not recognize income upon electing to participate in the ESPP or upon purchasing shares under the ESPP. If the employee does not dispose of shares for at least two years from the beginning of the Offering Period in which the shares were purchased, or in the event of his or her death (whenever occurring), the employee will realize ordinary income upon the disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over their Purchase Price, or (ii) the excess of the fair market value of the shares on the first day of the Offering Period over their Purchase Price. Any additional gain will be taxed as long-term capital gain. If the fair market value of the shares at the time of their disposition is below the Purchase Price, the employee will not recognize any ordinary income, and any loss will be a long-term capital loss. The Company will not have a deductible expense as a result of the purchase of stock under the ESPP, unless there is a "disqualifying" disposition, as described in the next paragraph.

    If shares purchased under the ESPP are sold by an employee within two years after the beginning of the Offering Period in which the shares were purchased, then that sale constitutes a "disqualifying" disposition in which the employee will realize (1) ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase (i.e., the last day of the Offering Period) over the Purchase Price, and (2) a capital gain or loss equal to the difference between (i) the amount received for the shares and (ii) the sum of the Purchase Price and the amount of ordinary income recognized. If the disqualifying disposition occurs more than one year after the date of purchase, any capital gain or loss will be long-term; otherwise it will be short-term. If an employee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction. To the extent required under the Code and Internal Revenue Service guidance, the Company will withhold income and employment taxes with respect to purchases and dispositions of shares under the ESPP.

New Plan Benefits

    Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

Vote Required

    The affirmative vote of a majority of the shares voted in person or by proxy at the annual meeting is required for adoption of Proposal No. 2.

    The board of directors recommends that stockholders vote FOR Proposal No. 2 to approve the adoption of the 2001 Employee Stock Purchase Plan.

PROPOSAL NO. 3:
PROPOSAL TO APPROVE THE ADOPTION OF
WATSON WYATT & COMPANY HOLDINGS
2001 DEFERRED STOCK UNIT PLAN FOR SELECTED EMPLOYEES

    In August 2001, the board of directors adopted, subject to stockholder approval, the Company's 2001 Deferred Stock Unit Plan for Selected Employees (the "Stock Unit Plan"). The Stock Unit Plan is intended to provide senior employees of the Company with additional incentives by permitting the Company to grant them a proprietary interest in the Company in the form of deferred stock units, in lieu of a portion of their discretionary bonus. Each stock unit represents the Company's obligation to issue one share of common stock. The Stock Unit Plan will be administered by a committee appointed by the board of directors.

    The following is a summary description of the Stock Unit Plan and is qualified in its entirety by reference to the full text of the Stock Unit Plan, which is set forth as Exhibit B to this proxy statement.

Eligibility

    The committee may select those employees who are eligible to participate in the Stock Unit Plan. The Stock Unit Plan was created for those senior employees who are eligible to receive discretionary bonuses. Approximately 325 employees currently would be eligible to participate in the Stock Unit Plan.

Awards Under the Stock Unit Plan

    Each participating employee will have an account established in his or her name, and the committee will determine the portion of the participant's bonus that will be awarded in stock units in lieu of cash (the "Unit Portion of the Bonus"). Each stock unit is allocated and paid by crediting stock units to the employee's account. The number of stock units is determined by dividing the Unit Portion of the Bonus by the current market value per share of common stock on the date the stock units are credited to the employee's account. The current market value generally is the closing sales price as reported on the New York Stock Exchange or, in the absence of reported sales on the relevant date, the closing sales price on the immediately preceding date on which sales were reported.

    If and when the Company pays cash dividends, a participating employee's account will be credited with the number of additional stock units determined by multiplying the per share amount of the cash dividend by the number of units in the account on the record date for the dividend and dividing that result by the current market value per share of common stock on the record date. If a participating employee's account has been reduced to zero between the record and payment dates, the dividend amount will be payable in cash and will be determined by multiplying the per share amount of the cash dividend by the portion of the account that is payable on the record date for the dividend.

Vesting of Stock Units

    The committee may provide a vesting schedule for the stock units at the time the stock units are granted or under an agreement between the Company and the employee. Unless deferred as described below, on the date stock units vest, one share of common stock will be delivered for each stock unit, rounding any fractional stock unit up to the nearest whole share. If settlement of stock units in shares of common stock is prohibited or impractical under the laws of the applicable jurisdiction, the Company may pay cash in an amount equal to the current market value of shares of common stock that would have been delivered, valued as of the vesting date. If the participant's employment is terminated before his or her stock units have vested, all the unvested stock units will be forfeited and no shares will be issued in settlement.

    If permitted by the committee, the settlement of any stock units may be deferred at the option of the employee by providing an election to the committee by such date as the committee may establish. This election is irrevocable except in the event of an adverse tax determination (as defined in the Stock Unit Plan).

Shares Subject to the Stock Unit Plan

    The maximum number of shares of common stock that may be issued under the Stock Unit Plan is 1,500,000, subject to adjustment in the committee's discretion for stock splits, dividends and similar transactions as well as changes in capitalization of the Company. Shares of common stock issued under the Stock Unit Plan may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company's treasury, or shares reacquired by the Company upon purchase in the open market.

Amendment and Termination

    The Stock Unit Plan may be amended or terminated by the board of directors, or if permitted pursuant to Rule 16b-3 under the Exchange Act, the executive committee of the board, provided that no amendment or termination may be made that would adversely affect the right of a participant to the balance in his or her account at the time of the amendment or termination and no amendment may materially increase the number of shares that may be issued under the Stock Unit Plan without the approval of the Company's shareholders.

Change in Control

    In the event of a change in control of the Company, the committee may accelerate the vesting of stock units, provide for the payment of stock or cash under the Stock Unit Plan, or make adjustments or modifications to any award of stock units, employee's account or election with respect to the employee's account, or any other rights of an employee under the Stock Unit Plan, as the committee deems appropriate to maintain and protect the rights and interests of the employee.

Federal Income Tax Consequences

    The following general summary describes the typical U.S. federal income tax consequences of stock units granted under the Stock Unit Plan based upon provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Internal Revenue Code, all of which are subject to change (possibly with retroactive effect). This discussion is not intended to be a complete analysis and discussion of the federal income tax treatment of the Stock Unit Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country.

    An employee who receives a stock unit will not recognize any taxable income at the time the stock unit is granted. Regardless of whether the employee makes a deferral election, the employee will recognize ordinary income at the time shares are actually distributed to him or her under the Stock Unit Plan. The amount of ordinary income recognized by the employee will be the current market value of the shares, valued at the time shares are transferred to the employee. The ordinary income recognized by an employee with respect to a stock unit will be subject to both wage withholding and other employment taxes, which at the option of the Company, may be satisfied by withholding shares of common stock issuable to the employee or by permitting the employee to tender other shares of common stock, valued at their current market value as of the date that the tax withholding obligation arises.

    An employee will recognize capital gain or loss on a sale or exchange of the shares of common stock received under the Stock Unit Plan. The gain or loss will equal the difference between the proceeds of the sale and the amount that was taxable to the employee as ordinary income, as described above. The gain or loss will be long-term capital gain or loss if an employee held the shares for more than one year after the shares were transferred to the employee.

    In the year in which the employee is taxed, the Company will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee with respect to the shares or cash paid to the employee, subject to the limitations of Sections 162(m) and 280G of the Code. Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1,000,000 per named executive officer per taxable year (including any deduction with respect to the receipt of a stock unit). However, the limitation under section 162(m) will not be applicable to compensation received under the Stock Unit Plan to the extent that the payout of stock units is deferred pursuant to the Company's Senior Officer's Deferred Compensation Plan. Section 280G of the Code denies an income tax deduction to the employer and Section 4999 of the Code imposes a 20% excise tax on the employee for payments to certain employees when the payments are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code) and their value exceeds three times the individual's "base amount" (generally, the individual's average annual taxable compensation for the five calendar years preceding the change in control). With respect to the Stock Unit Plan, payments that vest or are accelerated as a result of a "change in control" of the Company may be subject to the provisions of Sections 280G and 4999 of the Code.

New Plan Benefits

    Because benefits under the Stock Unit Plan will depend on the size of each participating employee's bonus and the committee's discretion in determining the portion of the participating employee's bonus that will be awarded in stock units, it is not possible to determine the benefits that will be received by executive officers and other employees if the Stock Unit Plan is approved by the stockholders.

Vote Required

    The affirmative vote of a majority of the votes of holders of the common stock present in person or by proxy at the annual meeting is required for adoption of Proposal No. 3.

    The Board of Directors recommends that stockholders vote FOR Proposal No. 3 to approve the adoption of the 2001 Deferred Stock Unit Plan for Selected Employees.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
THE COMPANY'S INDEPENDENT AUDITORS

    The board has reappointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002, subject to ratification by the stockholders at the annual meeting. The appointment was made upon the recommendation and approval of the Audit Committee. PricewaterhouseCoopers LLP and its predecessors have been the Company's independent auditors since 1958.

    The Board of Directors recommends a vote FOR Proposal No. 4 to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

    Representatives of PricewaterhouseCoopers LLP are not expected to attend the annual meeting. If a representative of PricewaterhouseCoopers LLP attends the annual meeting, he or she will have an opportunity to make a statement if he or she desires to do so. Also, if such representative chooses to attend the annual meeting, he or she is expected to be available to respond to appropriate questions.

MANNER IN WHICH THE PROXIES WILL BE SOLICITED AND VOTED

    The cost of soliciting proxies on the enclosed card will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by additional mailings, personal conversations, or by telephone, electronically or by facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the Company's common stock.

    Management knows of no other matter that may come up for action at the annual meeting. However, if any other matter properly comes before the meeting, the proxies named on the enclosed proxy card will vote in accordance with their judgment upon such matter. Individual proxies will be counted by First Union National Bank in an effort to ensure the confidentiality and anonymity of each stockholder's votes. Whether or not you expect to be present at the meeting, you are urged to sign, date and promptly return your proxy in accordance with the directions on the proxy card. You also may vote via telephone or internet in accordance with the directions on the proxy card.

STOCKHOLDER PROPOSALS

    Any stockholder wishing to present a proposal to be included in the proxy statement for the 2002 annual meeting of the Company, currently expected to be held on or about November 21, 2002, may submit such proposal in writing to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006. Such proposals must be received no later than June 7, 2002.

    Alternatively, stockholders of record may introduce certain types of proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the board of directors. Under the Company's Amended and Restated Bylaws, unless the date of the 2002 annual meeting of stockholders is advanced by more than 40 days or delayed by more than 40 days from the anniversary of the 2001 annual meeting, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company no later than the close of business on July 8, 2002. In addition, stockholders wishing to make such proposals or nominations must satisfy other requirements set forth the Company's Amended and Restated Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

ANNUAL REPORT

    A copy of the Annual Report of the Company containing financial statements for the fiscal year ended June 30, 2001 accompanies this proxy statement. A copy of the Company's Annual Report on Form 10-K is available without charge upon request to the Company. Requests may be made to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006.

By order of the Board of Directors

Walter W. Bardenwerper
Vice President, General Counsel and Secretary

Washington, D.C.
October 5, 2001

EXHIBIT A
WATSON WYATT & COMPANY HOLDINGS
2001 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

    Section 1.1  Purpose.  The purpose of the Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan (the "Plan") is to provide employees of Watson Wyatt & Company Holdings (the "Company") with an opportunity to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock") through accumulated payroll deductions.

    Section 1.2  Rules of Interpretation.  It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 of the United States of America, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ARTICLE II

DEFINITIONS

    Section 2.1  "Board"  means the Board of Directors of the Company.

    Section 2.2  "Compensation"  means all base, straight-time, gross earnings exclusive of payments for overtime, incentive compensation, incentive payment, bonuses and other compensation.

    Section 2.3  "Committee"  means the individuals described in Article XI.

    Section 2.4  "Designated Subsidiary"  means any Subsidiary which has been designated by the Board to be eligible to participate in the Plan.

    Section 2.5  "Employee"  means any individual who (i) is customarily employed by the Company or a Designated Subsidiary on a full-time or part-time basis and (ii) is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year, provided that clause (ii) shall not apply in any jurisdiction where it is unlawful to condition benefits upon minimum hours or period of employment. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or another leave of absence approved by the Company or the Designated Subsidiary. Where the period of leave exceeds 90 days and the individual's right to employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

    Section 2.6  "Effective Date"  means February 1, 2002, subject to the provisions of Section 12.7 hereof.

    Section 2.7  "Enrollment Date"  means the first Offering Period Commencement Date on which the Employee shall have satisfied the eligibility requirements of Article III of this Plan.

    Section 2.8  "Exercise Date"  means the last day of each Offering Period.

    Section 2.9  "Fair Market Value"  means, as of any date, the value of a share of Common Stock determined as follows:

    (a) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales price on such date, the closing sales price on the immediately preceding date on which sales were reported,

A–1

    (b) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the high bid and low offered prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date, or

    (c) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

    Section 2.10  "Offering Period"  means each quarter described in Section 4.2 during which an option granted under Section 6.1 of this Plan may be exercised.

    Section 2.11  "Offering Period Commencement Date"  means the first day of the applicable Offering Period.

    Section 2.12  "Option Price"  means the amount described in Section 6.2 of the Plan.

    Section 2.13  "Participant"  means an Employee who has satisfied the eligibility requirements of Article III of this Plan and has elected to participate in this Plan pursuant to Section 3.3.

    Section 2.14  "Plan Administrator"  means the person designated by the Committee pursuant to Section 11.1(b) hereof to take certain administrative actions under the Plan.

    Section 2.15  "Subsidiary"  means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

    Section 3.1  Eligibility.

    (a) Subject to the provisions of Section 3.2, an Employee will be eligible to participate in this Plan on any Enrollment Date occurring on or after the date on which such Employee has commenced employment with the Company or a Designated Subsidiary.

    (b) Each Employee who becomes eligible to participate in this Plan shall be furnished with a summary of the Plan and written enrollment materials. All shares of Common Stock purchased under this Plan that are held in an individual brokerage account shall be subject to, and governed by, the terms and conditions of the applicable individual brokerage account agreement.

    Section 3.2  Restrictions on Participation.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be eligible to participate in the Plan and receive an option to purchase shares of Common Stock hereunder:

    (a) to the extent that, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock amounting to 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

    (b) to the extent that, immediately after the grant, the Employee would have an option which permits his or her rights to purchase Common Stock under this Plan (and all other "employee stock purchase plans" within the meaning of Section 423 of the Code maintained by the Company and its Subsidiaries) to accrue at a rate which exceeds (i) twenty-five thousand dollars ($25,000) of the Fair Market Value of the Company's Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (ii) six thousand two hundred and fifty dollars ($6,250) of the Fair Market Value of the Company's Common Stock (determined at

A–2

the time such option is granted) for each Offering Period in which such option is outstanding at any time.

    Section 3.3  Commencement of Participation.

    (a) An Employee may become a Participant by completing a written authorization for payroll deductions on the form provided by the Committee and filing the completed form with the Plan Administrator prior to the applicable Enrollment Date and in such time and manner as the Committee shall prescribe.

    (b) Payroll deductions for a Participant shall commence on the first day of the first full payroll period following the Participant's Enrollment Date and shall end on the last day of the payroll period ending within the Offering Period to which the authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or as reduced by the Plan Administrator as described in Section 5.4.

ARTICLE IV

STOCK SUBJECT TO THE PLAN AND OFFERINGS

    Section 4.1  Stock Subject to the Plan.

    (a) Subject to the provisions of Section 12.4 of the Plan, the aggregate number of shares of Common Stock that may be issued or delivered pursuant to the Plan shall not exceed 750,000 shares. These shares may be authorized but unissued shares of Common Stock, issued shares held in or acquired for the Company's treasury or shares reacquired by the Company upon purchase in the open market. Any shares which have been made available for sale during a calendar year or during an Offering Period but remain unissued or undelivered as of the end of such year or Offering Period shall remain available for issuance or delivery under this Plan.

    (b) If, on any Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares available for purchase during the Offering Period, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable and in accordance with the requirements of Section 423 of the Code.

    Section 4.2  Offering Periods.  Shares of Common Stock will be available for purchase during each of the four Offering Periods to be held during each calendar year that the Plan is in effect. Except as provided in Section 12.4(b), the first Offering Period will begin on February 1st and end on April 30th; the second Offering Period will begin on May 1st and end on July 31st; the third Offering Period will begin on August 1st and end on October 31st; and the fourth Offering Period will begin on November 1st and end on January 31st.

ARTICLE V

PAYROLL DEDUCTIONS

    Section 5.1  Amount of Deduction.  The form described in Section 3.3 will permit a Participant to elect to have payroll deductions made in whole percentages of up to 10% of the Participant's Compensation for each payroll period in an Offering Period.

    Section 5.2  Participant's Memorandum Account.  All payroll deductions made for a Participant shall be credited to a memorandum account established for such Participant for purposes of recording, as a bookkeeping entry, the payroll deductions made by the Participant under this Plan. A Participant may not make any separate cash payment with respect to such memorandum account.

A–3

    Section 5.3  Changes in Payroll Deductions.  During any Offering Period, a Participant may discontinue his participation in this Plan for that Offering Period as provided in Section 8.1 hereof or, not more than once during any Offering Period, he or she may decrease the rate of his payroll deductions during that Offering Period by completing and filing with the Plan Administrator a new payroll deduction authorization form specifying the new payroll deduction rate. The new payroll deduction authorization election shall become effective as of the first day of the first full payroll period immediately following five (5) business days after the Plan Administrator's receipt of the new payroll deduction authorization form.

    Section 5.4  Certain Adjustments to Payroll Deduction Authorizations.

    (a) To the extent necessary to comply with (i) the limitations contained in the Plan on the number of shares available to any Participant and (ii) Section 423(b)(8) of the Code, a Participant's payroll deductions may be reduced to zero percent (0%) by the Plan Administrator without the Participant's consent, at any time during an Offering Period.

    (b) In the event that a Participant's payroll deductions are reduced pursuant to Section 5.4(a) above, payroll deductions shall recommence for such Participant at the rate specified in the Participant's payroll deduction authorization form then on file with the Plan Administrator effective as of the beginning of the first Offering Period which is scheduled to end in the immediately succeeding calendar year, unless the payroll deduction authorization election is terminated by the Participant, as provided in Section 8.1 hereof.

ARTICLE VI

GRANTING OF OPTION

    Section 6.1  Maximum Number of Option Shares.  On each Offering Period Commencement Date, each Participant in the Plan shall be granted an option to purchase on the Exercise Date for such Offering Period at the applicable Option Price up to the number of shares of Common Stock determined by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and credited to the Participant's memorandum account as of such Exercise Date by the applicable Option Price; provided, however, that such option shall also be subject to the limitations contained in Sections 3.2 and 8.1 of the Plan.

    Section 6.2  Option Price.  The Option Price for shares of Common Stock to be purchased with accumulated payroll deductions during any Offering Period shall be the lower of 85% of the Fair Market Value of the Common Stock on the applicable (a) Offering Period Commencement Date, or (b) Exercise Date.

ARTICLE VII

EXERCISE OF OPTION

    Section 7.1  Automatic Exercise.  Unless the Participant withdraws from the Plan as provided in Section 8.1 hereof, the option granted to the Participant pursuant to Section 6.1 of the Plan during the applicable Offering Period shall be exercised automatically on the applicable Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant's memorandum account at such time will purchase at the applicable Option Price; provided, however, that in no event shall the accumulated payroll deductions credited to the Participant's memorandum account as of the Exercise Date be used to purchase shares of Common Stock that exceed the maximum number of shares available for purchase after the application of Section 4.1(b). Any amounts remaining to the credit of such Participant in the memorandum account following an applicable Exercise Date as a result of the application of Section 4.1(b) shall be promptly refunded to the Participant, without interest.

A–4

    Section 7.2  Fractional Shares.  Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to Section 8.1, will be held for the purchase of Common Stock in the next immediately succeeding Offering Period, without interest.

    Section 7.3  Exercise of Options.  An option granted to a Participant under this Plan may be exercised only during the Participant's lifetime and only by such Participant.

    Section 7.4  Delivery of Stock.  As promptly as practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange for the delivery to each Participant, as appropriate, of the shares of Common Stock purchased in the Offering Period upon the exercise of such Participant's option hereunder. At the Company's election, this delivery may occur through a transfer agent or brokerage account established for this purpose, and the Company may require as a condition to participation in the Plan that each Participant establish an account with a brokerage firm selected by the Company.

    Section 7.5  Stock Transfer Restrictions.

    (a) Shares of Common Stock acquired pursuant to the Plan may not be disposed of by the Participant for at least 3 months following the Exercise Date.

    (b) The Plan is intended to satisfy the requirements of Section 423 of the Code. A Participant will not obtain the benefits of this provision if such Participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years after the Offering Period Commencement Date or within one (1) year after the date such Common Stock is purchased by the Participant on the applicable Exercise Date, whichever is later.

    Section 7.6  Taxes.  At the time an option granted under this Plan is exercised, in whole or in part, or at the time some or all of the shares of Common Stock issued under the Plan are disposed of, the Participant shall be required to make adequate provision for the satisfaction of all federal, state, or other tax withholding obligations which arise upon the exercise of the option or the disposition of the Common Stock, as applicable.

ARTICLE VIII

WITHDRAWAL

    Section 8.1  In General.  A Participant may withdraw all, but not less than all, of the payroll deductions credited to his memorandum account that have not yet been used to exercise his option under the Plan at least five (5) business days before the end of the Offering Period by giving written notice to the Plan Administrator. All of the payroll deductions credited to the Participant's memorandum account shall be paid to such Participant promptly after the Plan Administrator's receipt of such notice of withdrawal, without interest, and the Participant's option for the Offering Period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made on behalf of such Participant for such Offering Period. If a Participant withdraws from the Plan during an Offering Period, payroll deductions shall not resume at the beginning of the next immediately succeeding Offering Period unless the Participant files a new payroll deduction authorization form with the Plan Administrator prior to the applicable Offering Period Commencement Date and in such time and manner as the Committee shall prescribe.

    Section 8.2  Effect on Subsequent Participation.  An Employee's withdrawal from participation in the Plan pursuant to Section 8.1 hereof will not have any effect upon the Employee's eligibility to participate in the Plan during any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such Employee is otherwise eligible; provided,

A–5

however, in order to resume participation in this Plan, the Employee must satisfy the requirements of Article III.

    Section 8.3  Termination of Employment.  Upon the termination of a Participant's employment for any reason, including retirement or death, the Participant shall be deemed to have withdrawn from the Plan and the payroll deductions that have accumulated for such Participant prior to such termination, if any, shall be promptly returned, without interest, to the Participant or, in the case of the Participant's death, to the person or persons entitled thereto under Section 12.1 hereof, and such Participant's option shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for the Participant with respect to such Offering Period.

ARTICLE IX

INTEREST

    Section 9.1  Payment of Interest.  No interest will accrue or be paid or allowed on any money paid into the Plan, credited to the memorandum account, or distributed to a Participant.

ARTICLE X

STOCK

    Section 10.1  Participant's Interest in Option Stock.  No Participant will have any interest in shares of Common Stock covered by any option held by the Participant until the Common Stock has been delivered as provided in Section 7.4 above.

    Section 10.2  Registration of Stock.  Shares of Common Stock purchased by a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Plan Administrator prior to the applicable Exercise Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law, provided that such designation is not treated as a disposition under the Code.

    Section 10.3  Restrictions on Exercise.  The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

    (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to said shares shall be effective; or

    (b) the Participant shall have represented at the time of exercise, in form and substance satisfactory to the Company, that he or she is an "accredited investor" as defined in applicable rules under the Securities Act and that it is his or her intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI

ADMINISTRATION

    Section 11.1  Administration.

    (a) The Plan shall be administered by a Committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of two or more directors who are "non-employee directors", within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Code. Any vacancy on the Committee, whether due to action of the Board of Directors or due

A–6

to any other cause, may be filled, and shall be filled if required to maintain a Committee of at least two such persons, by resolution adopted by the Board of Directors.

    (b) Subject to the provisions of the Plan and the specific duties delegated by the Board to the Committee, the Committee may delegate, to the any executive or other delegate of the Company (any such person, a "Plan Administrator"), the following authority:

    (i)  to determine the Fair Market Value of Common Stock in accordance with Section 2.9 and the option price in accordance with Section 6.2 of the Plan;

    (ii) to determine whether and to what extent options are granted;

    (iii) to approve forms of agreement for use under the Plan;

    (iv) to construe and interpret the terms of the Plan;

    (v) to prescribe, amend and rescind rules and regulations relating to the Plan; and

    (vi) to make all other determinations deemed necessary or advisable for administering the Plan.

    Section 11.2  Procedures.  The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. A majority of the whole Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee.

    Section 11.3  Interpretation.  The Committee shall have full power and authority to interpret the provisions of the Plan and any agreement evidencing options granted under the Plan, to administer the Plan in all jurisdictions in which the Plan is effective or where there are Participants who are participating in the Plan, to determine how and as of what date any currencies other than United States dollars will be converted into United States Dollars, and to determine any and all questions arising under the Plan. The Committee's decisions shall be final and binding on all Participants in or other persons claiming under the Plan.

    Section 11.4  Indemnity.  No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

ARTICLE XII

MISCELLANEOUS

    Section 12.1  Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive the shares and cash, if any, credited to the Participant's memorandum account under the Plan in the event of the Participant's death subsequent to an Exercise Date on which the option is exercised but prior to the delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash that has been credited to the Participant's memorandum account under the Plan in the event of the Participant's death prior to the exercise of the option; provided, however, in no event shall such beneficiary be entitled to authorize the exercise of such option. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver any shares or cash credited to the Participant's memorandum account to the executor or administrator of the estate of the Participant.

A–7

    Section 12.2  Non-Transferability.  Neither payroll deductions credited to any Participant's memorandum account nor any option or rights with regard to the exercise of an option or the right to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company, or Designated Subsidiary, may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.1.

    Section 12.3  Use of Funds.  All payroll deductions received or held by the Company or Designated Subsidiary, under the Plan may be used by the Company or the Designated Subsidiary for any corporate purpose. The Company or Designated Subsidiary shall not be obligated to segregate such payroll deductions. At all times prior to an Exercise Date, Participants' rights hereunder shall be equivalent to those of a general unsecured creditor.

    Section 12.4  Changes in Capitalization.

    (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Option Price or Prices applicable to such outstanding options and in the number and/or kind of shares which may be offered in the Offering Periods described in Section 4.2. No such adjustments shall be made for dividends payable in cash.

    (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or survives only as a wholly owned subsidiary, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the Committee shall provide either (i) that notwithstanding anything to the contrary in Section 4.2, the Offering Period that last commenced prior to the effective date of such transaction will end, and the Exercise Date for such Offering Period will occur, either on the last business day or such earlier date as determined in the sole discretion of the Committee before the effective date of such transaction, or (ii) that the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4(b) shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

    Section 12.5  Governmental Regulation.  The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock. In this regard, the Committee may, in its discretion, require as a condition to the exercise of any option that a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

    Section 12.6  Amendment and Termination.  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Common Stock that may be issued under the Plan (except pursuant to Section 12.4 above), and, provided, further, however, that no termination, modification, or amendment of the Plan may, without

A–8

the consent of a Participant then holding an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Participant under such option.

    Section 12.7  Effective Date.  The Plan shall become effective as of February 1, 2002, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months before or after adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall not become effective.

    Section 12.8  Right to Terminate Employment.  Nothing in the Plan or in the agreement evidencing any Award granted under the Plan shall confer upon any Participant the right to continue as an employee or a director of the Company or affect the right of the Company or any of its Subsidiaries to terminate the Participant's employment at any time, subject, however, to the provisions of any agreement of employment between the Participant and the Company, its parent, if any, or any of its Subsidiaries.

    Section 12.9  Transfer, Leave of Absence.  For purposes of this Plan, neither a transfer of an Employee from the Company to a Subsidiary or other affiliate of the Company, or vice versa, or from one Subsidiary or affiliate of the Company to another.

    Section 12.10  Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant in the Plan, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

    Section 12.11  Governing Law.  To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, and performance.

A–9

EXHIBIT B
WATSON WYATT & COMPANY HOLDINGS
2001 DEFERRED STOCK UNIT PLAN FOR SELECTED EMPLOYEES

Article 1—General

    Section 1.1.  Purposes.

    The purposes of the Watson Wyatt & Company Holdings 2001 Deferred Stock Unit Plan for Selected Employees (the "Plan") are (a) to provide an incentive to certain highly qualified individuals to serve as Selected Employees (as defined below) of Watson Wyatt & Company Holdings ("WWW") and its Affiliates (together, the "Company") and (b) to further align the interests of Selected Employees with the stockholders of WWW.

    Section 1.2.  Definitions.

    For the purpose of the Plan, the following terms shall have the meanings indicated.

      (a) "Account" means the unfunded and unsecured journal entry account established on the books and records of WWW to record an Account Balance.

      (b) "Account Balance" means, the Deferred Stock Units credited to a Participant's Account, as adjusted in accordance with Article 4 to reflect the addition of dividend equivalents and any changes in capitalization and as adjusted in accordance with Section 2.7.

      (c) "Affiliate" means any corporation, partnership, or other organization of which WWW owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

      (d) "Annual Meeting" means the Annual Meeting of Stockholders of WWW.

      (e) "Board of Directors" or "Board" shall mean the Board of Directors of WWW

      (f)  "Business Day" shall mean any day on which the New York Stock Exchange is open for business.

      (g) "Change in Control" shall mean the occurrence of any of the following:

         (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company;

        (ii) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as defined below) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or is subject to other conditions, directly or indirectly, of more than 50% of the total voting power of the voting stock of WWW, including by way of merger, consolidation or otherwise;

        (iii) satisfaction or waiver of all conditions precedent (including receipt of any approval by the stockholders of WWW) under any agreement or plan of merger, consolidation or reorganization involving WWW, if as a result of such merger, consolidation or reorganization the stockholders of WWW immediately before such transaction will not own, directly or indirectly immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the company(ies) resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization; or

B–1

        (iv) during any period of two consecutive years, individuals who at the beginning of such period served on the Board of Directors (any such individual, an "Incumbent Director") cease for any reason to constitute a majority of the Board of Directors; provided that any new director whose election to the Board or whose nomination for election to the Board was approved by a majority of the Incumbent Directors then in office shall be considered an "Incumbent Director" unless the director was elected or nominated for election to the Board of Directors to avoid or settle a threatened or actual proxy contest.

      (h) "Code" means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time.

      (i)  "Committee" shall have the meaning provided in Section 7.1.

      (j)  "Common Stock" means the Class A common stock, par value $.01 per share, of WWW.

      (k) "Company" means WWW and all of its Affiliates.

      (l)  "Current Market Value" per share of Common Stock for any date means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the high bid and low offered prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date, or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

      (m) "Deferred Stock Unit" or "Unit" means a unit representing WWW's obligation to deliver or issue to a Participant one share of Common Stock for each such unit in accordance with the terms of the Plan.

      (n) "Disability" means any physical or mental condition of a Selected Employee that in the opinion of the Committee renders the Selected Employee incapable of continuing to be an employee of the Company.

      (o) "Exchange Act" means the Securities Exchange Act of 1934 of the United States of America, as amended.

      (p) "Grant" means the crediting of units to a Participant's Account pursuant to Section 2.1.

      (q) "Grant Date" shall mean the date that Deferred Stock Units are credited to a Participant's Account pursuant to Section 2.1.

      (r) "Participant" means each Selected Employee to whom a Grant of Deferred Stock Units has been made under the Plan.

      (s) "Payment" means the distribution of Common Stock to a Participant in accordance with Sections 2.4 and 2.6(b), and it shall also include any Payment made pursuant to Article 6 or Section 7.4.

      (t)  "Plan" means this Watson Wyatt & Company Holdings 2001 Deferred Stock Unit Plan for Selected Employees.

      (u) "Selected Employee" shall mean those highly compensated and/or highly qualified employees of the Company as are eligible to be selected by the Committee for awards under this Plan, as determined by the Committee from time to time.

B–2

      (v) "Unit Portion of the Bonus" means the portion of any Participant's bonus that is to be allocated and paid by crediting Deferred Stock Units to the Participant's Account, as determined or approved by the Committee, and done in accordance with Section 2.1.

      (w) "Units" has the meaning specified in the definition of "Deferred Stock Units".

      (x) "Vested" means, with respect to a Deferred Stock Unit credited to a Participant's Account, that such Unit is no longer subject to forfeiture in accordance with any notice given by the Company to the Participant at the time of the Grant, or any agreement between the Company and the Participant, in accordance with Section 2.2.

      (z) "WWW" has the meaning specified in Section 1.1.

    Section 1.3.  Shares Subject to the Plan.

    (a) Reservation of Shares. The total number of shares of Common Stock that shall be reserved for issuance in payment of Deferred Stock Units under the Plan shall be 1,500,000 subject to adjustment for changes in capitalization of WWW as provided in subparagraph (b) below. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock, issued shares held in or acquired for WWW's treasury or shares reacquired by WWW upon purchase in the open market.

    (b) Changes in Common Stock. If any change is made in the terms or provisions of the Common Stock then subject to the Plan (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the Committee may make appropriate adjustments to the maximum number of shares of Common Stock subject to and reserved under the Plan and to the Units allocated to Accounts as it in its sole discretion determines to be appropriate.

Article 2—Deferred Stock Units; Optional Deferral of Payment

    Section 2.1.  Grants of Deferred Stock Units.

    The Committee shall select and/or approve the Selected Employees who shall be Participants in the Plan and shall authorize each Grant under the Plan by determining or approving the portion or amount of any bonus otherwise payable to any such Participant which shall equal the Unit Portion of the Bonus made to the Participant. Each Participant shall have an Account established in his or her name. In connection with any Grant, there shall be credited to the Participant's Account as of the Grant Date, the number of Deferred Stock Units obtained by dividing the amount of the Unit Portion of the Bonus made to the Participant by the Current Market Value per share of Common Stock as of the Grant Date, and rounding the result upwards to the nearest whole Deferred Stock Unit. Upon a Grant being made in the name of a Participant, the Participant's rights with respect to the Unit Portion of the Bonus for the Participant shall consist solely of any benefits provided pursuant to the Plan.

    Section 2.2.  Vesting of Deferred Stock Units.

    The Company may provide, in a notice given by the Company to the Participant at the time of the Grant, or in an agreement between the Company and the Participant, a vesting schedule for the Deferred Stock Units being credited to the Participant's Account, such that some or all of the Deferred Stock Units credited to the Participant's Account shall be forfeited if the Participant does not continue in employment with the Company until the vesting of such Units as specified in such notice or agreement.

B–3

    Section 2.3.  Termination of Employment.

    Notwithstanding any provision herein to the contrary, in the event that a Participant's employment is terminated before any (or all) of his or her Deferred Stock Units have become Vested, as provided in the notice or agreement described in Section 2.2, then all such Deferred Stock Units in the Participant's Account which are not then Vested (including any Units attributable to such Units pursuant to Section 4.1, as determined by the Company) shall be forfeited, and no amount or Common Stock shall be payable with respect to such Units under any provision of this Plan, including any provision of this Article 2.

    Section 2.4.  Payment of Shares on Account of Deferred Stock Units.

    Unless deferred at the option of the Participant in accordance with Section 2.5(a), or if otherwise modified pursuant to the provisions of this Plan, the Account Balance with respect to a particular Grant will become payable on the date that the Units become Vested in accordance with Section 2.2, and one share of Common Stock will be delivered in full satisfaction of each Deferred Stock Unit to be paid, after rounding any fractional Deferred Stock Unit upwards to the nearest whole share.

    Section 2.5.  Optional Deferral of Payment of Shares.

      (a)  Optional Deferral of Payment.  As to each Grant, the Committee may allow a Participant the option to defer the payment of all or a portion of any Deferred Stock Units for later payment in accordance with Section 2.6 by submitting to the Committee or its designee such forms as the Committee shall prescribe by such date as the Committee may establish.

      (b)  Irrevocability of Deferral Election.  Except as provided in Section 2.5(c), an election to defer the payment of all or a portion of a Participant's Account Balance made pursuant to Section 2.5(a) shall be irrevocable once submitted to the Committee or his or her designee.

      (c)  Rescission of Deferral Election Caused by an Adverse Tax Determination.  A deferral election may be rescinded at any time if:

         (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and

        (ii) the Committee, in its sole discretion, decides, upon the Participant's request and upon evidence of the occurrence of the events described in clause (i) hereof that it finds persuasive, to rescind the election.

    Upon such rescission, the relevant Account Balance will be paid to the Participant as soon as practicable as provided herein.

    Section 2.6  Payment of Shares Optionally Deferred.

      (a)  Deferral Election.  If a Participant elects, then his or her Account Balance will be paid by the Company, at the time elected by the Participant in accordance with this Section 2.6. The Account Balance shall be paid in a lump sum at the time specified in this Section 2.6 or, if authorized by the Committee and elected by the Participant on the deferral election form, in annual payments over a period of years. If the Account Balance is to be paid in annual payments, then each payment will be calculated as a number of Deferred Stock Units equal to (i) the number determined by dividing the number of Units allocated to the Participant's Account as of the date of the first payment by the total number of annual payments, plus (ii) the number of any additional Units allocated pursuant to Section 4.1 after the date of the first payment to the Units then payable. The election shall specify the timing of the lump sum payment or (in the case of annual payments) of the first payment, as one of the following: (i) the first day of the month

B–4

  following the month that the Participant's employment with the Company is terminated or that the Participant dies; (ii) the first day of the month which is any number of whole years selected by the Participant after the date on which the Participant's Deferred Stock Units become Vested (i.e., without taking into account the possibility of a Participant's termination of employment, death or Disability); or (iii) in any month in the calendar year following the date on which the Participant's employment with the Company is terminated.

      (b)  Form of Payment.  One share of Common Stock will be delivered in full satisfaction of each Deferred Stock Unit to be paid, after rounding any fractional Deferred Stock Unit upwards to the nearest whole share.

      (c)  Death Prior to Payment.  If the Participant dies prior to payment of any or all amounts optionally deferred pursuant to this Section 2.6, then the Account Balance will be paid to the Participant's beneficiary in accordance with the Participant's election.

    Section 2.7.  Debiting of Deferred Stock Account.

    If and when shares of Common Stock are distributed to a Participant, the Participant's Account shall be debited with the number of Units equivalent to the number of shares of Common Stock that have been distributed.

Article 3—Beneficiary; Tax

    3.1.  Beneficiary.

      (a)  Designation of Beneficiary.  The Participant may designate, in writing delivered to the Committee or its designee before the Participant's death, a beneficiary to receive payments under the Plan in the event of the Participant's death. The Participant may also designate a contingent beneficiary to receive payments under the Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant's beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant relative to the percentage of interests held by all survivors in that class.

      (b)  Change in Beneficiary.  The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Committee or its designee before the Participant's death. Unless the Participant states otherwise in such writing, any change in beneficiary or contingent beneficiary will automatically revoke such prior designations of the Participant's beneficiary or of the Participant's contingent beneficiary, as the case may be, under this Plan only; any designations under other deferral agreements or plans of the Company will remain unaffected.

      (c)  Default Beneficiary.  In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant's death under the Company's pre-retirement death benefit for Selected Employees, if any, unless the rights to such benefit have been assigned, in which case any amounts payable to the Participant's beneficiary under the Plan will be paid to the Participant's estate.

      (d)  If the Beneficiary Dies During Payment.  If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant's death but before all the payments have

B–5

  been made, the portion of the Account Balance which that beneficiary otherwise would have received will be paid as soon as practicable in a single payment to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated.

    Section 3.2.  Domestic Relations Orders.

    Notwithstanding the Participant's elections hereunder, at the time any Units become payable under Sections 2.4 and 2.6, the Company will pay to, or to the Participant for the benefit of, the Participant's spouse or former spouse the portion of the Participant's Account Balance specified in a valid court order entered in a domestic relations proceeding involving the Participant's divorce or legal separation. Any such payment will be made net of any amounts the Company may be required to withhold under applicable U.S. federal, foreign, state or local law.

    Section 3.3.  Payment of Cash Where Distribution of Common Stock is Prohibited or Impractical Under Applicable Law.

    Notwithstanding any other provision of this Plan, in any jurisdiction or country where the Committee determines that the distribution of Common Stock in such jurisdiction or country is prohibited or impractical (including as a result of costs or administrative procedures) under the law of such jurisdiction or country, the Company may pay cash (rather than Common Stock) to a Participant in an amount equal to the Current Market Value, as of the date the shares otherwise would have been payable, of the Common Stock that the Participant otherwise would have received.

    Section 3.4.  Withholding of Taxes.

    Whenever under the Plan payments are to be made, whether in shares of stock or in cash, the Company, in its sole discretion, shall be entitled to withhold therefrom the amount it determines necessary to satisfy any United States federal, state, local, foreign or other withholding tax requirements relating to such amount, or to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit when due the amount necessary to satisfy all federal, state, local, foreign, or other withholding tax requirements relating thereto. At the option of the Company, such amount may be remitted by check payable to the Company, in shares of Common Stock (which may include shares received pursuant to this Plan), by the Company's withholding of shares of Common Stock, or any combination thereof.

Article 4—Adjustment of Accounts

    Section 4.1.  Dividend Equivalents.

    Whenever a cash dividend is paid on a share of Common Stock, a Participant's Account will be adjusted by adding to the Account Balance the number of Deferred Stock Units determined by multiplying the per share amount of the cash dividend by the number of Units credited to the Account Balance on the record date for the cash dividend, dividing the result by the Current Market Value of a share of Common Stock on the date the cash dividend is paid, and rounding the result to the nearest 1/100th of a Deferred Stock Unit as the case may be (with .005 being rounded upwards); provided that, if a Participant's Account Balance is reduced to zero in accordance with the Plan between the record date and the payment date for such cash dividend, then, in lieu of such adjustment to the Participant's Account, the dividend equivalent amount with respect to such record date will be determined by multiplying the per share amount of the cash dividend by the portion of the Participant's Account Balance that is payable on the record date for the cash dividend and rounding the result to the nearest whole cent, which amount shall be paid to the Participant in cash. Any adjustment with respect to a Participant's Account pursuant to this Section 4.1 which is made with respect to any Deferred Stock Units which are not then Vested shall become Vested at the same time as such Deferred Stock Units.

B–6

    Section 4.2.  Changes in Capitalization.

    Notwithstanding any other provision of the Plan to the contrary, if any change shall occur in or affect shares of Common Stock on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends), including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then the Committee may make an appropriate adjustment to the Deferred Stock Units, as it determines necessary to maintain the proportionate interest of the Participants and to preserve, without increasing, the value of their Account Balance. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

Article 5—Status of Accounts

    Section 5.1.  No Trust or Fund Created; General Creditor Status.

    Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant, the Participant's beneficiary or estate, or any other person. Title to and beneficial ownership of any Common Stock or funds represented by the Account Balance will at all times remain with the Company; such Common Stock or funds will continue for all purposes to be a part of the general assets of the Company and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM THE COMPANY UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF THE COMPANY.

    Section 5.2.  Non-Assignability.

    The Participant's right, or the right of any other person, to the Participant's Account Balance or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution.

Article 6—Change in Control

    In the event of a Change in Control of the Company, the Committee may, in its sole discretion, provide that any or none of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

       (i) accelerate the Vesting of Deferred Stock Units, or provide for the Payment of Stock or cash pursuant to this Plan;

      (ii) make adjustments or modifications to any award of Units, Participant's Account or election with respect to an Account, any Payment or right to Payment, or any other right of a Participant hereunder, as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

    Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

B–7

Article 7—Administration of the Plan

    Section 7.1.  Administration.

    The Plan shall be administered by a Committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of two or more directors who are "non-employee directors," within the meaning of Rule 16b-3 under the Exchange Act, and "outside directors" within the meaning of Section 162(m) of the Code. Any vacancy on the Committee, whether due to action of the Board of Directors or due to any other cause, may be filled, and shall be filled if required to maintain a Committee of at least two such persons, by resolution adopted by the Board of Directors.

    Section 7.2.  Procedures.

    (a) The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. A majority of the whole Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee.

    (b) Subject to the provisions of the Plan and the specific duties delegated by the Board to the Committee, the Committee may delegate, to any executive or other delegate of the Company, the following authority:

       (i) to construe and interpret the terms of the Plan;

      (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; and

      (iii) to make all other determinations deemed necessary or advisable for administering the Plan.

    Section 7.3.  Interpretation.

    The Committee shall have full power and authority to interpret the provisions of the Plan and any agreement or notice made or provided under this Plan, to administer the Plan in all jurisdictions in which this Plan is effective or where there are Participants who are participating in this Plan, to determine how and as of what date any currencies other than United States dollars will be converted into United States Dollars, and to determine any and all questions arising under the Plan. The Committee's decisions shall be final and binding on all Participants in or other persons claiming under the Plan.

    Section 7.4.  Payments on Behalf of an Incompetent.

    If the Committee finds that any person who is at the time entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of the Account Balance may be made to anyone found by the Committee to be the authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Committee determines. Such payment will be a complete discharge of the liabilities of the Company hereunder with respect to the amounts so paid.

    Section 7.5.  Corporate Books and Records Controlling.

    The books and records of the Company will be controlling in the event a question arises hereunder concerning any Account Balance, deferral elections, beneficiary designations, or any other matters.

B–8

    Section 7.6.  Indemnity.

    No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

Article 8—Miscellaneous Provisions

    Section 8.1.  Litigation.

    The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Committee believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

    Section 8.2.  Headings Are Not Controlling.

    The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

    Section 8.3.  Right to Terminate Employment.

    Nothing in this Plan or in any notice or agreement evidencing any Grant under the Plan shall confer upon any Participant the right to continue as an employee or a director of the Company or affect the right of the Company to terminate the Participant's employment at any time, subject, however, to the provisions of any agreement of employment between the Participant and the Company.

    Section 8.4.  Transfer; Leave of Absence.

    For purposes of this Plan, neither (i) a transfer of an employee from WWW to an Affiliate, or vice versa, or from one Affiliate of the Company to another, nor (ii) a duly authorized leave of absence, shall be deemed a termination of employment.

    Section 8.5.  Governmental Regulation.

    The Company's obligation to deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization and issuance of such stock. In this regard, the Board of Directors may, in its discretion, require as a condition to the issuance of any shares pursuant to this Plan that a registration statement under the Securities Act of 1933, as amended, with respect to such shares be effective.

    Section 8.6.  Governing Law.

    To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of Delaware, USA, as to all matters, including, but not limited to, matters of validity, construction and performance.

    Section 8.7.  Amendment and Termination.

    The Board of Directors, or, if permitted pursuant to Rule 16b-3 under the Exchange Act, the executive committee of the Board, if applicable, may amend or terminate this Plan at any time, provided that (i) no amendment or termination may be made that would adversely affect the right of a Participant to his or her Account Balance as of the date of such amendment or termination, and (ii) unless approved by WWW's stockholders, no such amendment may materially increase the number of shares that may be issued under the Plan.

Article 9—Effective Date

    The Plan shall be effective as of January 1, 2002, subject to approval by the stockholders of WWW.

B–9

EXHIBIT C
WATSON WYATT & COMPANY HOLDINGS
AUDIT COMMITTEE CHARTER

    The Audit Committee is established by the Board of Directors to assist the Board in its oversight of the financial controls and reporting measures established and implemented by management to protect the financial interests of the Company and its stockholders.

Committee Membership

    The Committee shall consist of at least three (3) independent directors, all of whom shall meet the independence requirements of the New York Stock Exchange as determined by the Board of Directors. Each Committee member shall be financially literate, as the Board of Directors interprets such qualification in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee.

    At least one (1) member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

Primary Committee Responsibilities

The scope of the Committee's responsibilities includes:

1.
Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the financial reporting process and the internal control structure.

2.
Holding regularly scheduled meetings as a means of maintaining direct lines of communications between the Board of Directors, the independent accountant, and the internal audit function for the purpose of assuring the integrity of financial reporting and control. The Committee's meetings shall include executive sessions and separate meetings with management, the internal auditor and the external auditor as the Committee shall deem appropriate.

3.
Overseeing development of financial statements and related SEC filings through discussions with management, internal audit, and the independent accountant. This includes:

•
Reviewing new accounting standards and proposed changes in accounting policies as they arise, including management's assessment of their expected impact on the Company.

•
Reviewing the basis for significant financial estimates and changes in those estimates, and other judgments affecting the financial statements;

•
Reviewing disclosure of material contingent liabilities identified by management or the independent auditor;

•
Reviewing the accounting for and disclosure of significant events and transactions affecting the income or financial condition of the Company;

•
Reviewing the current and potential future business, financial, and control risks identified by management, the internal audit function, and the independent auditor and the plans to deal with such risks.

4.
Reviewing with the independent auditor, management's disclosure of financial information to the Company's stockholders and the SEC.

5.
Reviewing financial reporting systems, processes, and related controls and other systems that may impact financial reporting.

C–1

6.
Reviewing and approving the annual business plan of the internal audit function, periodically reviewing internal audit results, and participating in the annual review of the head of internal audit.

7.
Recommending to the Board of Directors and management the annual selection or replacement of the independent auditor.

8.
Annually reviewing and reassessing the adequacy of the Audit Committee Charter.

9.
Preparing a report for inclusion in the Company's annual proxy statement in accordance with U.S. Securities and Exchange Commission requirements.

Committee's Relationship with the Independent Auditor

1.
The independent auditor, in its capacity as an independent public accountant, shall be ultimately responsible to the Board of Directors and the Committee as representatives of the stockholders.

2.
The independent auditor shall report all relevant issues to the Committee responsive to agreed-on Committee expectations. In executing its oversight role, the Board of Directors or the Committee shall review the conclusions of the independent auditor.

3.
The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditor. The Committee shall ensure receipt of a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company on a periodic basis. Additionally, the Committee shall discuss with the independent auditor relationships or services that may affect the independent auditor's objectivity or independence. If the Committee is not satisfied with the independent auditor's assurances of independence, it shall take or recommend to the Board of Directors appropriate action to ensure the independence of the independent auditor.

C–2

[Logo Omitted]

Watson Wyatt & Company Holdings
Annual Meeting of Stockholders
Marriott Suites
6711 Democracy Boulevard
Bethesda, Maryland

Monday, November 5, 2001
9:30 a.m. (EST)

FOLD AND DETACH HERE
-------------------------------------------------------------------------------------------------------------

WATSON WYATT & COMPANY HOLDINGS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items I, II, III and IV. THE DIRECTORS OF THE COMPANY RECOMMEND A
VOTE "FOR" ITEMS I, II, III AND IV.

I.  Election of Directors

CLASS I DIRECTORS (TERM EXPIRES IN 2004): (01) Maureen E. Cotter, (02) R. Michael McCullough,
(03) Sylvester J. Schieber, (04) Edward Manno Shumsky, (05) Paul N. Thornton

/ /    FOR all five nominees listed above (except as otherwise directed below);

/ /    WITHHOLD AUTHORITY TO VOTE FOR all five nominees listed above;

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the names(s) of the individual(s) on the following blank line:

II.    Approval of the 2001 Employee Stock Purchase Plan

/ /    FOR                        / /    AGAINST                         / /    ABSTAIN

III.    Approval of the 2001 Deferred Stock Unit Plan for Selected Employees

/ /    FOR                        / /    AGAINST                         / /    ABSTAIN

IV.    Approval of appointment of PricewaterhouseCoopers LLP as independent auditors

/ /    FOR                        / /    AGAINST                         / /    ABSTAIN

YOUR CONTROL NUMBER:

You can submit your proxy by mail, by telephone or though the Internet.
Please use only one of the three response methods.

1.
By mail. Mark, sign and date your proxy card and return it in the enclosed envelope as soon as possible to First Union National Bank, Attn: Proxy Tabulation NC-1153, P.O. Box 217950, Charlotte, NC 28254-3555.

Or

2.
By telephone. Call toll-free 1-866-246-8475 on any touch-tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week. You will be prompted to enter the control number in the box above; then just follow the simple instructions. You may submit your vote in this manner no later than 12:00 p.m. noon EST on Sunday, November 4, 2001.

Or

3.
Through the Internet. Access the website at www.proxyvotenow.com/www to authorize the voting of your shares. You may access the site 24 hours a day, 7 days a week. You will be prompted to enter the control number in the box above; then just follow the simple instructions. You may submit your vote in this manner no later than 12:00 p.m. noon EST on Sunday, November 4, 2001.

If you vote by telephone or by Internet, please DO NOT mail back the proxy form.

THANK YOU FOR VOTING!

FOLD AND DETACH HERE
-------------------------------------------------------------------------------------------------------------

The undersigned hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned's shares of capital stock of Watson Wyatt & Company Holdings at the Annual Meeting of Stockholders of the Company to be held on Monday, November 5, 2001, at the Bethesda Marriott, 9:30 a.m. and at any adjournments thereof, with the same authority as if the undersigned were personally present, as specified on the reverse.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Dated:	, 2001

(Shareholder(s) Sign Here)
Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS November 5, 2001
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 5, 2001
PROPOSAL NO. 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Comparative 5-Year Cumulative Total Stockholder Return Among Watson Wyatt Common Stock, Peer Group Index, and New York Stock Exchange Broad Market Index
PROPOSAL NO. 2: PROPOSAL TO APPROVE THE ADOPTION OF THE WATSON WYATT & COMPANY HOLDINGS 2001 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3: PROPOSAL TO APPROVE THE ADOPTION OF WATSON WYATT & COMPANY HOLDINGS 2001 DEFERRED STOCK UNIT PLAN FOR SELECTED EMPLOYEES
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS
EXHIBIT A WATSON WYATT & COMPANY HOLDINGS 2001 EMPLOYEE STOCK PURCHASE PLAN ARTICLE I INTRODUCTION
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY AND PARTICIPATION
ARTICLE IV STOCK SUBJECT TO THE PLAN AND OFFERINGS
ARTICLE V PAYROLL DEDUCTIONS
ARTICLE VI GRANTING OF OPTION
ARTICLE VII EXERCISE OF OPTION
ARTICLE VIII WITHDRAWAL
ARTICLE IX INTEREST
ARTICLE X STOCK
ARTICLE XI ADMINISTRATION
ARTICLE XII MISCELLANEOUS
EXHIBIT B WATSON WYATT & COMPANY HOLDINGS 2001 DEFERRED STOCK UNIT PLAN FOR SELECTED EMPLOYEES
EXHIBIT C WATSON WYATT & COMPANY HOLDINGS AUDIT COMMITTEE CHARTER